LOAN AND INVESTMENT AGREEMENT

dated as of 10 January 2003

between

V I Group plc

and

Hemisphere Capital LLC

KIRKLAND & ELLIS

Tower 42
25 Old Broad Street
London EC2N 1HQ
Phone: +44 (0)20 7816 8700
Fax: +44 (0)20 7816 8800
www.kirkland.com

ARTICLE I INTERPRETATION
1.1 Definitions
1.2 Rules of Construction
ARTICLE II AMOUNT AND TERMS OF CONVERTIBLE LOAN
2.1 Commitment to Make Convertible Loan
2.2 Maturity
2.3 Interest
2.4 Interest and Principal Payments
2.5 Mandatory Prepayment
2.6 Prepayment Premium
2.7 Optional Conversion
2.8 Company Conversion
2.9 Taxes on Conversion
2.10 Ordinary Shares, American Depositary Receipts
2.11 Gross-Up Protection
ARTICLE III CONDITIONS OF OBLIGATIONS OF THE LENDER
3.1 Conditions to Lender’s Obligations to make the Convertible Loan
ARTICLE IV REPRESENTATIONS AND WARRANTIES
4.1 Representations and Warranties of the Company
4.2 Representations and Warranties of the Lender
ARTICLE V AFFIRMATIVE COVENANTS OF THE COMPANY
5.1 Reports
5.2 Accounts and Records
5.3 Inspection
5.4 Use of Proceeds
5.5 Ordinary Shares/AIM
5.6 American Depositary Receipts/AMEX
5.7 Observer
5.8 Shareholders Meeting
5.9 Further Assurances
5.10 Milestones
5.11 Ratio Test
5.12 Termination
ARTICLE VI NEGATIVE COVENANTS
6.1 Borrowed Money Indebtedness
6.2 Liens
6.3 Contingent Liabilities
6.4 Mergers, Consolidations and Dispositions and Acquisitions of Assets
6.5 Redemption, Dividends and Distributions
6.6 Nature of Business
6.7 Affiliate Transactions
6.8 Loans and Investments
6.9 Organizational Documents
6.10 Sale/Leasebacks
6.11 Issuance of Stock
6.12 Subsidiaries
6.13 Capital Expenditures
6.14 Abeyance
6.15 Termination
ARTICLE VII DEFAULTS AND REMEDIES
7.1 Events of Default
7.2 Acceleration
7.3 Other Remedies
7.4 Waiver of Past Defaults
ARTICLE VIII INDEMNIFICATION
8.1 Indemnification
8.2 Shareholder Communications
8.3 Indemnification Process
ARTICLE IX RESTRICTIONS ON TRANSFER OF CONVERTIBLE DEBENTURE
9.1 Securities Laws Restrictions on Transfer
9.2 Restrictive Legend
9.3 Transfer to Affiliates
9.4 Transfer to Competitors
ARTICLE X MISCELLANEOUS
10.1 Notices
10.2 Amendment, Supplement and Waiver
10.3 Survival
10.4 Duplicate Originals
10.5 Governing Law
10.6 Waiver of Jury Trial
10.7 No Adverse Interpretation of Other Agreements
10.8 Successors and Assigns
10.9 Severability
10.10 Headings
10.11 Confidentiality
Exhibit A
Exhibit B
Exhibit C
Exhibit D
LOAN AND INVESTMENT AGREEMENT

i

Exhibit A -	Convertible Debenture
Exhibit B -	Preferred Shares
Exhibit C -	Registration Rights Agreement
Exhibit D -	Competitors

ii

     This LOAN AND INVESTMENT AGREEMENT (the “Agreement”) is dated as of 10 January 2003 between VI Group plc, a public limited company organized in England and Wales (the “Company”), and Hemisphere Capital LLC a Delaware limited liability company (the “Lender” and together with the Company, the “Parties”).

     WHEREAS, the Lender proposes to make (a) a convertible loan to the Company in an aggregate principal amount of $1,000,000 upon the terms and conditions set forth herein and in the Convertible Debenture and (b) a further convertible preferred equity investment in the Company of between $2,000,000 and $4,000,000 in aggregate principal amount upon the terms and conditions set forth herein (the “Preferred Investment”);

     WHEREAS, the Lender has agreed that, provided all of the conditions to conversion of the loan set forth herein shall have been completed, the loan shall convert to Ordinary Shares, subject to an ADR Election;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt, adequacy and sufficiency of which are hereby acknowledged, it is agreed by and among the Parties hereto as follows:

ARTICLE I
INTERPRETATION

1.1   Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in this Section 1.1.

     “Accelerated Repayment Election” has the meaning set forth in Section 2.5 of this Agreement.

     “Accelerated Repayment Period” has the meaning set forth in Section 2.5 of this Agreement.

     “Act” means the Companies Act 1985 and 1989 of England and Wales and every statutory re-enactment thereof.

     “ADR” means American Depositary Receipt.

     “ADR Election” has the meaning set forth in Section 2.7 of this Agreement.

     “Affiliate” means, in relation to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” will mean, as to any Person, the power direct or indirect: (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether by ownership of securities, contract or otherwise. With respect to the Lender, Affiliates shall also include Persons advising or advised by it and the partners, managers, members, shareholders and employees of the Lender, its Affiliates and their respective advisors.

     “Agreement” has the meaning set forth in the preamble of this Agreement.

     “AIM” means the Alternative Investment Market of the London Stock Exchange plc.

     “AMEX” means the American Stock Exchange and any successor thereto.

     “Board Certificate” has the meaning set forth in Section 6.14.

     “Board of Directors” means the Board of Directors of the Company or any committee of the Board authorized to act for it hereunder.

     “Borrowed Money Indebtedness” means, with respect to any Person as of the date hereof, without duplication:

     (a)   all obligations of such Person for borrowed money;

     (b)   all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

     (c)   all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person;

     (d)   all obligations of such Person issued or assumed as the deferred purchase price of Property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies and deferred payment for services to employees and former employees incurred in the ordinary course of such Person’s business);

     (e)   all capital lease obligations;

     (f)   all obligations of others secured by any Lien on Property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

     (g)   all outstanding letters of credit, surety bonds and currency swap or similar agreements issued for the account of such Person; and

     (h)   all guarantees of such Person for obligations of the type described above.

     “Business Day” means any day which is neither a Saturday nor a Sunday nor a legal holiday on which banks are authorized or required to be closed in London, England or New York, New York.

     “Capital Stock” means any and all shares, interests, participations or other equivalents of or interests in (however designated) equity of the Company, including any preferred stock, but excluding any debt securities convertible into such equity prior to such conversion.

     “Change of Control” means a transaction in which (i) any unrelated Person becomes the beneficial owner of (x) more than 50% of the voting equity of the Company, or (y) any unrelated Person obtains the power to designate a majority of the Board of Directors of the Company or ensure that the Company’s affairs are conducted in accordance with the directions of such Person or (z) any merger, consolidation, recapitalization or other significant corporate transaction as a result of which the beneficial owners of the voting equity of the Company immediately before such transaction do not hold at least 60% of the equity interests in the surviving or resulting entity.

     “Company” means the party named as such in the preamble above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor to such party.

     “Company Intellectual Property” has the meaning set forth in Section 4.1.12 of this Agreement.

     “Company’s Bank Account” means Barclays Bank plc, 18 King Street, Stroud, Gloucestershire GL5 3DF, England, Account: Vero International Software UK Limited, Sort Code: 20-33-83, Account No.:79726400, or such other bank account as the Company may specify to the Lender prior to the Loan Completion Date.

     “Company Conversion” has the meaning set forth in Section 2.8 to this Agreement.

     “Company Conversion Election” has the meaning set forth in Section 2.8 to this Agreement.

     “Competitor” means any Person listed on Exhibit D.

     “Convertible Debenture” means the convertible debenture of the Company, in the form attached as Exhibit A hereto, evidencing the Convertible Loan.

     “Convertible Loan” means the loan made by the Lender to the Company pursuant to Section 2.1 of this Agreement.

     “Depository” means the Bank of New York.

     “Depository Agreement” means that agreement between the Company and the Bank of New York dated as of 31 January 2002 relating to the deposit of Ordinary Shares and the issue of ADRs.

     “Derivative Securities” has the meaning set forth in Section 4.1.2(a) of this Agreement.

     “EBITDA” means earnings before interest, taxes, depreciation and amortization.

     “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, written notices or binding agreements issued, promulgated or entered into, by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the handling, treatment, storage, management, disposal, release or threatened release of any Hazardous Material or to the effect of the environment (including workplaces) on health and safety.

     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) an actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) actual or alleged exposure to any Hazardous Materials, (d) the actual or alleged presence, release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     “Event of Default” has the meaning set forth in Section 7.1 of this Agreement.

     “Excess” has the meaning set forth in Section 2.7.5 of this Agreement.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Final Maturity Date” means 10 January 2005.

     “Financial Statements” has the meaning set forth in Section 4.1.8(a) of this Agreement.

     “GAAP” means generally accepted accounting principles as in effect from time to time.

     “Governmental Authority” means the government of any nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     “Historical Financial Statements” has the meaning set forth in Section 4.1.8(a) of this Agreement.

     “Indebtedness” means and includes:

     (a)   all items which in accordance with US GAAP would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus reserves and deferred credits);

     (b)   all guaranties, letter of credit, contingent reimbursement obligations and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, indebtedness of others; and

     (c)   all indebtedness secured by any Lien existing on any interest of the Person with respect to which indebtedness is being determined in Property owned subject to such Lien whether or not the indebtedness secured thereby shall have been assumed.

     “Indemnified Party” has the meaning set forth in Section 8.1 of this Agreement.

     “Indemnifying Party” has the meaning set forth in Section 8.3 of this Agreement.

     “Intellectual Property” has the meaning set forth in Section 4.1.12 of this Agreement.

     “Interest Cover” means in respect of any period, the aggregate amount of the interest (including the interest element of finance leasing or capital leasing, and hire purchase payments), commissions, fees, discounts and other finance payments accrued by the Company and any Subsidiary, but (a) including any commission, fees, discounts and other finance payments payable by any of the Company and its Subsidiaries under any interest rate hedging agreement during such period, and (b) deducting any interest receivable by the Company or any Subsidiary on any deposit or bank account.

     “Investment” means the purchase or other acquisition of any Indebtedness of, or the making of any loan, advance or capital contribution to, or the incurring of any liability, contingent or otherwise, in respect of the Indebtedness of, any Person.

     “Lender” has the meaning set forth in the preamble to this Agreement.

     “Lien” means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions and other title exceptions.

     “Loan Completion Date” means the date on which all of the conditions set forth in Section 3.1 shall have been satisfied or waived by the Lender or such other date as may be agreed between the Parties.

     “Loan Documents” means this Agreement and the Convertible Debenture.

     “Loss” has the meaning set forth in Section 8.1 of this Agreement.

     “Mandatory Prepayment” has the meaning set forth in Section 2.5 of this Agreement.

     “Mandatory Prepayment Date” means 30 June 2003.

     “Material Adverse Effect” means, when used in connection with the Company, any development, change or effect that is materially adverse to the business, Properties (including,

without limitation, Intellectual Property), assets, net worth, financial condition, results of operations or future prospects (including, without limitation, future equity value) of the Company and its Subsidiaries taken as a whole.

     “New Convertible Debenture” has the meaning set forth in Section 2.7.2 of this Agreement.

     “Optional Conversion Date” has the meaning set forth in Section 2.7.2 of this Agreement.

     “Optional Conversion Election” has the meaning set forth in Section 2.7.1.

     “Ordinary Shares” means the ordinary shares of the Company having the rights set forth in the Articles of Association of the Company in the form filed with Companies House as of the Loan Completion Date.

     “Party” has the meaning set forth in the preamble of this Agreement.

     “Permitted Liens” means each of the following:

     (a)   artisans’ or mechanics’ Liens arising in the ordinary course of business, and Liens for taxes, but only to the extent that payment thereof shall not at the time be due or if due, the payment thereof is being diligently contested in good faith and adequate reserves computed in accordance with US GAAP have been set aside with respect thereto;

     (b)   Liens in effect on the Loan Completion Date and disclosed to the Lender in the Financial Statements, provided that neither the Borrowed Money Indebtedness secured thereby nor the Property covered thereby shall increase after the Loan Completion Date without the prior written consent of the Lender, provided that, for purposes of this sub-section (b), the accrual of interest on such Borrowed Money Indebtedness, so long as it is not converted to principal, shall not be deemed to increase such Borrowed Money Indebtedness;

     (c)   normal encumbrances and restrictions on title which do not secure Borrowed Money Indebtedness and which do not have a material adverse effect on the value or utility of the applicable Property;

     (d)   Liens incurred or deposits made in the ordinary course of business (i) in connection with workmen’s compensation, unemployment insurance, social security and other like laws, or (ii) to secure insurance in the ordinary course of business, the performance of bids, tenders, contracts, leases, licenses, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, but not, in any of the cases specified in this clause (ii), incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

     (e)   attachments, judgments and other similar Liens arising in connection with court proceedings, provided that the execution and enforcement of such Liens are effectively stayed and the claims secured thereby are being actively contested in good faith with adequate reserve made therefore in accordance with US GAAP;

     (f)   Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ liens incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained in accordance with US GAAP;

     (g)   zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, and restrictions on the use of Property, and which do not in any case singly or in the aggregate materially impair the present use or value of Property subject to any such restriction or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, if any; and

     (h)   extensions, renewals and replacements of Liens referred to in subsections (a) through (g) of this Section; provided that any such extension, renewal or replacement Lien shall be limited to the Property or assets covered by the Lien extended, renewed or replaced and that the Borrowed Money Indebtedness secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the Indebtedness secured by the Lien extended, renewed or replaced.

     “Person” means any individual, corporation, association, company, business trust, partnership, joint venture, joint-stock company, limited liability company, trust, unincorporated organization or association or government or any agency or political subdivision thereof.

     “Preference Shares” means the proposed senior participating convertible preference shares of the Company to be issued to the Lender on or prior to the Mandatory Prepayment Date with the rights and obligations set forth in Exhibit B.

     “Preferred Investment” has the meaning set forth in the preamble to this Agreement.

     “Prepayment Percentage” means (a) between the Loan Completion Date and the first anniversary thereof, 2.0%, (b) between the first anniversary of the Loan Completion Date and the date falling 180 days thereafter, 1.0%, and (c) thereafter, 0%.

     “Prepayment Premium” has the meaning set forth in Section 2.6 of this Agreement.

     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible of the Company.

     “Ratio” has the meaning set forth in Section 5.11 of this Agreement.

     “Registration Rights Agreement” means the registration rights agreement between the Company and the Lender in the form attached hereto as Exhibit C.

     “Requirements” has the meaning set forth in Section 2.7.4 of this Agreement.

     “Sale” means the sale of all or substantially all of the assets of the business of the Company.

     “SEC” means the United States Securities and Exchange Commission.

     “Securities” means (i) the Convertible Debenture and (ii) the Ordinary Shares and ADRs issuable pursuant to Sections 2.7 and 2.8 of this Agreement.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Shareholders” means, at any time, the holders of shares of Capital Stock in the Company at such time.

     “Significant Event” means a (a) Change of Control or (b) a Sale, provided that if the Lender shall have approved a Change of Control or Sale in writing in advance of the completion thereof and waived application of Section 2.5 (Mandatory Prepayment) with respect thereto, then such Change of Control or Sale, as the case may be, shall not constitute a Significant Event.

     “Subscription Election” has the meaning set forth in Section 2.5 of this Agreement.

     “Subscription Period” has the meaning set forth in Section 2.5 of this Agreement.

     “Subscription Price” has the meaning set forth in Section 2.5 of this Agreement.

     “Subsidiary” of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

     “Westminster Engagement Letter” means the engagement letter dated as of 15 November 2001 between the Company and Westminster Securities Corp. as amended from time to time.

     “2002 Financial Statements” has the meaning set forth in Section 4.1.9(a) of this Agreement.

1.2   Rules of Construction. Unless the context otherwise requires:

     1.2.1   a term has the meaning assigned to it;

     1.2.2   an accounting term not otherwise defined herein has the meaning assigned to it in accordance with US GAAP;

     1.2.3   “or” is not exclusive;

     1.2.4   words in the singular include the plural and in the plural include the singular;

     1.2.5   provisions apply to successive events and transactions; and

     1.2.6   “herein”, “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II
AMOUNT AND TERMS OF CONVERTIBLE LOAN

2.1   Commitment to Make Convertible Loan. In reliance upon the representations and warranties of the Company as set forth herein and subject to the terms and conditions contained in this Agreement and the Convertible Debenture, the Lender agrees to lend to the Company on the Loan Completion Date an aggregate principal amount of $1,000,000 (the “Convertible Loan”). The proceeds of the Convertible Loan shall be disbursed by wire transfer on the Loan Completion Date to the Company’s Bank Account.

2.2   Maturity. The Convertible Loan will mature and the aggregate principal amount outstanding and all accrued but unpaid interest shall be immediately due and payable on the earliest to occur of (a) the Final Maturity Date, (b) the date of the Optional Conversion Election, (c) a Mandatory Prepayment, (d) a Significant Event, (e) an Event of Default, and (f) a Company Conversion Election.

2.3   Interest.

     2.3.1   Interest Rate. Interest on the unpaid principal balance of the Convertible Loan and all accrued but unpaid interest thereon will accrue from the Loan Completion Date at a rate per annum equal to 9%.

     2.3.2   Basis of Computation of Interest; Payment of Interest. All interest shall be calculated for actual days elapsed on the basis of a 360-day year and shall be payable in cash quarterly in arrears.

2.4   Interest and Principal Payments. All amounts paid with respect to the Convertible Loan shall first be applied to any accrued but unpaid interest. All payments required to be made by the Company under this Agreement and the Convertible Debenture shall be paid to the Lender by wire transfer in immediately available funds to an account of the Lender notified to the Company in writing.

2.5   Mandatory Prepayment. The principal amount outstanding of the Convertible Loan and any accrued but unpaid interest thereon shall be due and payable immediately by the Company on the date which is 90 days after: (a) the earliest to occur of (i) the date on which the Board of Directors and the shareholders of the Company hold an extraordinary general meeting prior to the Mandatory Prepayment Date which considers but does not authorize the creation of the Preference Shares by adoption of new Articles of Association and all necessary Shareholder resolutions in compliance with the Act and (ii) the Mandatory Prepayment Date, if the Board of Directors and the shareholders of the Company fail to hold an extraordinary general meeting prior to the Mandatory Prepayment Date to consider authorizing the creation of the Preference Shares by adoption of new Articles of Association and all necessary Shareholder resolutions in compliance with the Act, and (iii) the last day of the Subscription Period if the Preference Shares have not been issued and allotted to the Lender in conformance with the Act and a Subscription Election has been made by the Lender, and (b) the Lender elects by written notice to the Company to require immediate repayment of the Convertible Loan (collectively, the “Mandatory Prepayment”). In the event that (x) the Board of Directors and the Shareholders of the Company

shall have authorized the terms and conditions of the Preference Shares in compliance with the Act and (y) offered to issue the Preference Shares to the Lender, then the Lender shall have 120 days from the date of offer of the Preference Shares to it by the Company (the “Subscription Period”) to deliver notice of its election to subscribe for such Preference Shares (the “Subscription Election”) and payment of the subscription price thereof (being a minimum aggregate amount of $2,000,000 and a maximum aggregate amount of $4,000,000 (the “Subscription Price”). Subject in all circumstances to the Lender’s right to convert the Convertible Loan pursuant to Section 2.7, if the Company makes the Preference Shares available to the Lender but the Lender does not subscribe for such Preference Shares within the Subscription Period and for the Subscription Price, then the Company may, from the date immediately following the last day of the Subscription Period to the date ninety days later (such period, the “Accelerated Repayment Period”), at its election (the “Accelerated Repayment Election”) and upon 7 Business Days prior written notice to the Lender, repay the entire principal amount outstanding of the Convertible Loan and any accrued but unpaid interest thereon, but no Prepayment Premium shall be payable in the event of a repayment pursuant to this sentence.

2.6   Prepayment Premium. In the event of a Mandatory Prepayment or a Significant Event, in addition to payment by the Company to the Lender of the outstanding principal in accordance therewith, the Company shall also pay to the Lender a premium amount equal to the Prepayment Percentage multiplied by the principal amount of the Convertible Loan to be repaid pursuant to Section 2.5 (Mandatory Payment), Section 2.2 (Maturity upon Significant Event), as applicable (such amount, the “Prepayment Premium”).

2.7   Optional Conversion.

     2.7.1   Subject to Section 2.7.2, the Lender may at any time, in its sole discretion, elect to convert some or all of the outstanding principal amount of the Convertible Loan (the “Optional Conversion Election”) into a number of Ordinary Shares to be issued by the Company to it or its nominee, with such number of Ordinary Shares determined by dividing the principal amount of the outstanding Convertible Loan to be converted by $4.5429 (the “Effective Conversion Price”), and multiplying the resulting number by 20 as adjusted pursuant to Section 2.7.3. Upon conversion of a portion of the principal amount of the Convertible Loan calculated in accordance with the preceding sentence, all accrued and unpaid interest on such portion of principal amount shall be paid in full in cash as of the date of conversion. For the avoidance of doubt, no redemption, Significant Event or action of the Company shall interfere with the Lender’s ability to covert some or all of the Convertible Loan into Ordinary Shares pursuant to this Section 2.7. In the event of a conversion pursuant to this Section 2.7 or a Company Conversion pursuant to Section 2.8, either the Lender or the Company may elect to require such Ordinary Shares as may be issued upon such conversion be deposited with the Depositary in exchange for the issuance of ADRs reflecting the American Depositary Shares arising from such deposit (an “ADR Election”), provided that this sentence shall only apply so long as the Company maintains an ADR program on terms substantially similar to the terms of the Depositary Agreement and provided further that the Company undertakes to the Lender and its transferees to use its best efforts to facilitate the prompt issuance of ADRs to the Lender and its transferees by the Depositary following any ADR Election.

     2.7.2   The Lender shall notify the Company promptly of its election to convert a portion of the principal amount of the Convertible Loan in accordance with Section 2.7.1 above. The Company shall allot and issue the Ordinary Shares into which the relevant portion of the Convertible Loan shall be converted no later than three Business Days after receipt of notice of the Optional Conversion Election from the Lender. The date of issuance of such Ordinary Shares to the Lender or its nominee pursuant to this Section 2.7.2 shall be referred to herein as the “Optional Conversion Date”. The Company agrees that in addition to the Ordinary Shares to be issued to the Lender or its nominee on the Optional Conversion Date it shall, following receipt of the Convertible Debenture from the Lender, cancel such Convertible Debenture and execute and deliver a new convertible debenture (the “New Convertible Debenture”) in an aggregate principal amount equal to the original principal amount of the Convertible Debenture less that portion of the principal converted into Ordinary Shares in accordance with the terms of Section 2.7.1 above. Any New Convertible Debenture issued in accordance with this Section 2.7.2 shall be dated as of the Loan Completion Date and all interest which shall have accrued since the Loan Completion Date on the principal amount of such New Convertible Debenture and remain unpaid as of the Optional Conversion Date shall remain payable in accordance with the terms of this Agreement. Upon issue, a New Convertible Debenture shall be deemed to be a Convertible Debenture for the purposes of this Agreement.

     2.7.3   If and whenever on or after the date of issue of the Convertible Debenture the Company allots, issues or sells any Ordinary Shares (or securities convertible into or exchangeable for Ordinary Shares) for a consideration per Ordinary Share less than an amount equal to the Effective Conversion Price in effect immediately prior to such time divided by 20, then immediately upon such issue or sale (or deemed issue or sale) the Effective Conversion Price specified above shall be reduced to an amount equal to the product of 20 and the lowest net price per share at which any such Ordinary Share has been issued or sold. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its ordinary share capital into a greater number of shares then the Effective Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced (based on an initial Effective Conversion Price of $4.5429 per ADR (representing 20 Ordinary Shares)). If the Company at any time combines or consolidates (by reverse stock split or otherwise) its ordinary share capital into a smaller number of shares, the Effective Conversion Price in effect immediately prior to such combination shall be proportionately increased (based on an initial Effective Conversion Price of $4.5429 per ADR (representing 20 Ordinary Shares)). If and whenever on or after the date of issue of the Convertible Debenture the Company issues or sells any Ordinary Shares (or securities convertible into or exchangeable for Ordinary Shares, including ADRs) pursuant to the Westminster Engagement Letter and warrants arising therefrom, then immediately upon such allotment, issue or sale (or deemed issue or sale) the Lender or its nominee shall be issued by the Company such number of bonus Ordinary Shares (which shall in the event of an ADR Election, be deposited with the Depository and exchanged for ADRs) as shall, when aggregated with the conversion rights of the outstanding Convertible Loan and any securities previously issued upon conversion of some or all of the Convertible Loan, cause the Lender to retain the same fully-diluted percentage ownership of the Company as the Lender held prior to the allotment, issuance or sale resulting from the Westminster Engagement Letter.

     2.7.4   Notwithstanding Section 2.7.1, following the Lender making one or more Optional Conversion Elections or the Company making a Company Conversion Election, the maximum aggregate principal amount of the Convertible Loan that can be converted pursuant to this Section 2.7 shall be that principal amount of Convertible Loan that can be converted into Ordinary Shares without causing the Lender to acquire a voting interest greater than 29.9% of the aggregate voting rights in the Company or such other maximum number of Ordinary Shares as shall not trigger the tender offer or compulsory acquisition requirements under Rule 9 of the City Code on Takeovers and Mergers, as amended from time to time, or any similar requirement (such requirements, collectively, the “Requirements”).

     2.7.5   In the event of one or more Optional Conversion Elections or a Company Conversion Election which would, but for the operation of Section 2.7.4, cause the issue of Ordinary Shares carrying voting rights in the Company greater than 29.9% of the aggregate voting rights in the Company or otherwise trigger a tender offer requirement under the Requirements (the excess amount, the “Excess”), then the Company shall, unless otherwise agreed with the Lender at the time of conversion, pay such amount of the Convertible Loan as is represented by the Excess in cash and not by conversion into Ordinary Shares.

2.8   Company Conversion. Notwithstanding Section 2.2, the Company may elect, by prior written notice to the Lender (a “Company Conversion Election”), to convert all of the outstanding principal amount of the Convertible Loan as of the Final Maturity Date into Ordinary Shares at the Effective Conversion Price in effect immediately prior to such time divided by 20 (a “Company Conversion”), provided that the Company shall pay to the Lender in cash all accrued but unpaid interest on the Convertible Loan as a condition precedent to the conversion described herein.

2.9   Taxes on Conversion. The Company agrees that it shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Ordinary Shares and ADRs to the Lender and on the issuance of any New Convertible Debenture to the Lender, provided that the obligations of the Company in this Section 2.9 shall not cause the net assets of the Company to be reduced by a material extent within the meaning of Section 152(1)(a)(iv) of the Companies Act 1985 (as amended).

2.10   Ordinary Shares, American Depositary Receipts

     2.10.1   At all times prior to the full repayment of the Convertible Loan, the Company shall maintain sufficient authorized but unalloted and unissued Ordinary Shares to permit the conversion of the aggregate principal amount of the Convertible Loan into Ordinary Shares in accordance with Section 2.7 and 2.8. If upon conversion of the Convertible Loan to Ordinary Shares pursuant to Section 2.7 or 2.8, a residual principal amount remains outstanding which is insufficient to entitle the Lender to an additional Ordinary Share, then such principal amount shall be paid in cash to the Lender and such amount of Convertible Loan cancelled.

     2.10.2   The Company will comply, at its own expense, with all securities laws regulating the delivery of the Ordinary Shares, the ADRs and any New Convertible Debenture on any Optional Conversion Date or in the event of a Company Conversion.

2.11   Gross-Up Protection. The Company shall make all payments to be made by it under this Agreement and the Convertible Debenture without deduction for any tax, unless such deduction is required by law. If a tax deduction is required by law to be made by the Company, the amount of the payment to the Lender due from the Company will be increased by an amount which (after making the tax deduction) leaves an amount equal to the payment which would have been due if no such tax deduction had been required. The Company shall promptly notify the Lender of any tax deduction required by law and the date of payment by the Company thereof.

ARTICLE III
CONDITIONS OF OBLIGATIONS OF THE LENDER

3.1   Conditions to Lender’s Obligations to make the Convertible Loan. The obligation of the Lender to make the Convertible Loan is subject to the fulfillment to its reasonable satisfaction, or, the waiver by the Lender, on or prior to the Loan Completion Date of each of the following conditions precedent:

     3.1.1   Representations and Warranties. The representations and warranties of the Company in Article IV hereof shall be (x) true and correct on and as of the date hereof and (y) true and correct on and as of the Loan Completion Date with the same force and effect as if they had been made on and as of the Loan Completion Date.

     3.1.2   Compliance Certificate. The Company shall have delivered to the Lender a certificate of the Company’s Secretary, dated the Loan Completion Date, certifying to the fulfillment of the conditions specified in Sections 3.1.4 and 3.1.5.

     3.1.3   No Impediments. No statute, judgment, order or decree of any court, regulatory body, administrative agency or any other governmental agency or body of any jurisdiction shall be in effect which would impose any material limitation on the ability of the Lender to exercise its full rights of ownership of the Securities.

     3.1.4   No Defaults. The Company shall not be in default under any indenture, mortgage, agreement, instrument or commitment evidencing or under which there is at the time outstanding any Indebtedness of the Company or any Subsidiary, in excess of $50,000, or which results in such Indebtedness, in an aggregate amount (with other defaulted Indebtedness) in excess of $50,000 becoming due and payable prior to its due date.

     3.1.5   No Material Adverse Events. Since June 30, 2002, there shall have been no Material Adverse Effect with respect to the Company.

     3.1.6   Legal Investment. The purchase of the Convertible Debenture by the Lender hereunder shall be legally permitted by all statutes, rules and regulations of any jurisdiction to which the Lender and the Company are subject.

     3.1.7   Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority or stock exchange or regulatory body that are now required in connection with the lawful issuance and sale of the Convertible Debenture and the Ordinary

Shares pursuant to this Agreement shall have been duly obtained and shall be in full force and effect.

     3.1.8   Issuance Taxes. All taxes imposed by law in connection with the initial issuance, sale and delivery of the Convertible Debenture shall have been fully paid by the Company, and all laws imposing such taxes shall have been fully complied with at the time of such issuance.

     3.1.9   Proceedings and Other Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement shall have been taken, and the Lender shall have received such other documents and instruments in form and substance reasonably satisfactory to it and its counsel, as to such other matters incident to the transaction contemplated hereby as it may reasonably request.

     3.1.10   Opinion of Counsel. The Lender shall have received an opinion (i) of Kleban & Samor, P.C., New York counsel to the Company, and (ii) of Theodore Goddard, English counsel to the Company, each opinion to be dated as of the Loan Completion Date and in form and substance satisfactory to the Lender.

     3.1.11   Consents, Waivers, Etc. The Company shall have obtained all consents or waivers necessary to execute and deliver this Agreement and the other Loan Documents, issue the Securities and carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect.

     3.1.12   Documents. The Company shall have delivered to the Lender:

           (a)   the Convertible Debenture executed by the Company;

           (b)   a certified copy of the Company’s Memorandum and Articles of Association;

           (c)   the Registration Rights Agreement executed by the Company; and

           (d)   certified copies of all shareholder, board and third-party approvals obtained in accordance with this Section 3.1.

     3.1.13   Diligence. Satisfactory completion (in the Investor’s sole discretion) of the Investor’s business, technical, legal, accounting and tax due diligence.

     3.1.14   Investment Committee Approval. The Lender shall have received final written approval from its internal investment committee to provide the Convertible Loan.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

4.1   Representations and Warranties of the Company. The Company represents and warrants to the Lender as follows:

     4.1.1   Organization and Existence, etc. The Company and each of its Subsidiaries (i) is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and (ii) is duly qualified to do business in each jurisdiction in which the conduct of its business requires such qualification.

     4.1.2   Capitalization.

           (a)   As of the date hereof, (x) Schedule 4.1.2 (a) accurately reflects the Company’s authorized and issued Capital Stock; and (y) Schedule 4.1.2 (b) accurately reflects the Company’s outstanding securities which are convertible into or exercisable or exchangeable for Common Stock (the “Derivative Securities”).

           (b)   All issued and outstanding Capital Stock are free of preemptive and similar rights and have been offered, issued, sold and delivered by the Company in transactions in compliance with the securities laws of each applicable jurisdiction. There are no outstanding agreements or commitments requiring the Company to issue Capital Stock or Derivative Securities and no such agreements are currently contemplated.

     4.1.3   Authorization; Binding Obligations.

           (a)   The Company has full power and authority to execute, deliver and perform this Agreement and such other documents furnished or to be furnished by the Company hereunder. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. The issuance of the Securities pursuant to this Agreement, the compliance by the Company with the provisions of this Agreement, the Convertible Debenture and the Securities, and the consummation of the other transactions contemplated hereby or thereby will not result in the creation or imposition of any Lien upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (A) the Memorandum or Articles of Association (or similar organizational documents) of the Company or of any of its Subsidiaries, (B) any contract or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound, or (C) any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body, domestic or foreign, applicable to the business or properties of the Company or any of its Subsidiaries.

           (b)   The Convertible Debenture has been duly authorized for issuance and, prior to the Optional Conversion Date, the Ordinary Shares issuable upon conversion of the Convertible Debenture and the ADRs to be issued in the event of an ADR Election will have been duly authorized and reserved for issuance to the Lender. When the Convertible Debenture has been duly executed and delivered by the Company in accordance with its terms and this Agreement (A) the Convertible Debenture will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and (B) the Ordinary Shares issuable on an Optional Conversion Date or pursuant to Section 2.8, when issued and delivered in accordance with the provisions of this Agreement and the Convertible Debenture, will be validly issued, fully paid and non-assessable.

     4.1.4   Compliance with Instruments, etc. Neither the Company nor any of its Subsidiaries is in breach or violation of, or in default under, any term or provision of (i) its Memorandum and Articles of Incorporation (or similar organizational documents), (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement, debt instrument or other agreement or instrument to which it is a party or by which it is bound or to which any of its Property is subject, the effect of which breach, violation or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (iii) any applicable statute, judgment, decree, order, rule or regulation of any arbitrator or any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any of their respective activities or properties and the effect of which breach, violation or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     4.1.5   Properties.

           (a)   Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business.

           (b)   Schedule 4.1.5(b) sets forth the address of each real property that is owned or leased by the Company or any of its Subsidiaries as of the date hereof.

     4.1.6   Litigation and Environmental Matters.

           (a)   There are no actions, suits, proceedings or investigations pending, or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries before or by any arbitrator or Governmental Authority, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or any actions, suits, proceedings or investigations pending, or, to the knowledge of the Company, threatened, which challenges the validity of any action taken or to be taken pursuant to or in connection with this Agreement or the issuance of the Securities, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           (b)   Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     4.1.7   Investment Company Act. Neither the Company nor any of its Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the United States Investment Company Act of 1940, as amended. The consummation of the transactions described herein does not and will not violate any provision of such act or any rule, regulation or order issued by the SEC thereunder.

     4.1.8   Financial Statements; Taxes.

           (a)   The Company has previously delivered to the Lender, true, correct and complete copies of (i) its audited financial statements for the year ended 31 December 2001 (the “Historical Financial Statements”), (ii) its unaudited financial statements for the 10 months ended 31 October 2002, and (iii) unaudited management projections since 31 October 2002 ((ii) and (iii) together, the “2002 Financial Statements”, and together with the Historical Financial Statements the “Financial Statements”). The Financial Statements through 30 June 2002 have been prepared in accordance with US GAAP and the Financial Statements dated after 30 June 2002 have been prepared in accordance with UK GAAP and all of the Financial Statements fairly present the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods then ended (subject to normal year-end adjustments in the case of the 2002 Financial Statements). As of the respective dates of the Financial Statements, the Company had no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) whether or not required by GAAP to be reflected on a balance sheet or disclosed in the notes thereto except as were reflected on any balance sheet or disclosed in any notes contained in the Financial Statements.

           (b)   The Company has filed or obtained extensions for all necessary income, franchise and other material tax returns, domestic and foreign, all such returns are correct in all material respects, and the Company has paid all taxes shown as due thereunder (except in the case where the Company is contesting such matter in good faith and except in such circumstances where such failure would not reasonably be expected to have a Material Adverse Effect), and the Company has no knowledge of any tax deficiency which might be assessed against the Company which would reasonably be expected to have a Material Adverse Effect.

           (c)   The Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     4.1.9   Offering. Subject to the Lender’s representations and warranties in Section 4.2, the issuance of the Securities to the Lender as contemplated by this Agreement is not subject to the registration requirements of the Securities Act and neither the Company, nor anyone acting on its behalf, has taken or will take any action that would cause such registration requirements to be applicable.

     4.1.10   Permits; Governmental and Other Approvals. The Company has all licenses, permits, consents, orders, approvals and other authorizations necessary for the conduct of its business as now being conducted. No approval, consent, authorization or other order of, and no designation, filing, registration, qualification or recording with, any Governmental Authority, domestic or foreign, is required for the Company’s performance of this Agreement, the Convertible Debenture or the consummation of the transactions contemplated hereby.

     4.1.11   Sales Representatives, Customers and Key Employees. To the knowledge of (a) the directors of the Company and (b) the senior mangers of the Company responsible for such matters, after reasonable investigation, no independent sales representative or key employee or group of employees of, or customer of, or party or Person providing services to, the Company has any intention to terminate his, her or its relationship with the Company or, in the case of employees, to leave the employ of the Company and the entry of the Company into this Agreement and the consummation of the transactions contemplated hereby, will not cause any such termination or departures.

     4.1.12   Intellectual Property.

           (a)   To the Company’s knowledge, the Company has full and exclusive right, title and interest in and to, or, to the extent set forth in Schedule 4.1.12(a), license rights to, all (A) patents, patent applications, registered or unregistered trademarks, service marks, tradenames, and applications therefor, registered or unregistered copyrights and applications therefor, know-how, proprietary rights and processes, trade secrets, customer lists, methodologies (to the extent practicable), proprietary developments and marketing information, (B) know-how, inventions, inventors’ notes (to the extent such notes exist), drawings and designs associated with the foregoing and (C) other confidential information, (all of the foregoing collectively, “Intellectual Property”) used in or necessary for the ongoing conduct of its business (“Company Intellectual Property”), free and clear of all Liens of any nature and, except as set forth on Schedule 4.1.12(a), the Company has no material obligation to any other Person or entity with respect to Company Intellectual Property or any developed or under development product or process of the Company utilizing or embodying any Company Intellectual Property. Schedule 4.1.12(a) is a complete and accurate schedule of all patents, patent applications, registered trademarks, service marks, trade names and applications therefor, registered copyrights and applications therefor, and license agreements used in or necessary for the ongoing conduct of the Company’s business.

           (b)   There is (A) no infringement, misuse or misappropriation of any Intellectual Property owned, licensed or controlled by any third party arising out of any product or process now being used, manufactured, developed, under development, or distributed, or ever having been used, manufactured, developed, under development, or distributed at any time previously, by or on behalf of the Company, (B) no pending or, to the knowledge of the Company, threatened claim or challenge of or proceeding for infringement, misuse or misappropriation of or interference with any Intellectual Property owned, licensed or controlled by any third party arising out of any product or process now being used, manufactured, developed or distributed, or ever having been used, manufactured, distributed or developed at any time previously, by or on behalf of the Company, (C) no pending or, to the knowledge of the Company, threatened claim, challenge or proceeding by the Company against any third party for infringement, misuse or misappropriation of or interference with any Intellectual Property owned, licensed or controlled by the Company or (D) no notice from any another party to the Company to the effect that, or, to the knowledge of the Company, facts or information which, in the reasonable opinion of the Company, would render any Company Intellectual Property owned, invalid or unenforceable, nor is there any allegation that any such Company Intellectual Property is invalid or unenforceable.

           (c)   The Company has not disclosed any material confidential information developed or utilized by the Company to any third party except on a confidential basis and pursuant to a written confidentiality agreement, nor, to the knowledge of the Company, has any third party disclosed confidential information developed or utilized by the Company to any Person in material breach of such confidentiality agreement.

     4.1.13   Ordinary Course. Except as disclosed on Schedule 4.1.13, since June 30, 2002, the Company has conducted its business in the ordinary course, has not incurred any material obligation, absolute or contingent, or entered into any material transactions not in the ordinary course of business and has not declared or paid any dividends or distributions on its Capital Stock or reacquired any shares of its Capital Stock.

     4.1.14   Disclosure. The Company has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which the Company or any of the Subsidiaries is subject, and all other matters known to the Company that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     4.1.15   Subsidiaries. Schedule 4.1.15 sets forth the name of, and the ownership interest of the Company in, each Subsidiary.

     4.1.16   Insurance. Schedule 4.1.16 sets forth a description of all insurance maintained by or on behalf of the Company and its Subsidiaries as of the date hereof. As of the date hereof, all required premiums in respect of such insurance have been paid. The Company believes that the insurance maintained by or on behalf of the Company and the Subsidiaries is adequate.

     4.1.17   Labor Matters. There are no strikes, lockouts or slowdowns against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened. The hours worked by and payments made to employees of the Company and its Subsidiaries have not been in violation of any applicable law dealing with such matters. All payments due from the Company or any of its Subsidiaries, or for which any claim may be made against the Company or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary. The consummation of the transactions described herein will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any Subsidiary is bound.

     4.1.18   Solvency. Immediately after the consummation of the transactions to occur on the Loan Completion Date and after giving effect to the application of the proceeds of the Convertible Loan, (a) the fair value of the assets of the Company, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Company and each Subsidiary will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Company and each Subsidiary will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Company and each Subsidiary will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Loan Completion Date. No administrator, receiver or administrative receiver or any other equivalent officers has been appointed in respect of the Company or any Subsidiary or in respect of any part of the assets or undertakings of any such Person. No petition has been presented, no order has been made, no resolution has been passed and no meeting has been convened for the winding up of the Company or any Subsidiary or for an administration order or other form of bankruptcy in any jurisdiction. No distress, distraint, charging order, garnishee order, execution or other equivalent process in the jurisdiction of formation has been levied or applied for in respect of the whole or any material part of the property, assets and/or undertakings of the Company or any Subsidiary and remains outstanding.

4.2   Representations and Warranties of the Lender. Lender represents and warrants to the Company that:

     4.2.1   it is an “accredited investor” as that term is defined in Rule 501(a) promulgated under the Securities Act;

     4.2.2   it has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company;

     4.2.3   it has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management;

     4.2.4   it is acquiring the Securities for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and Lender has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof; and

     4.2.5   it understands that the Securities have not been registered under the Securities Act and it will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Securities except pursuant to an exemption from, or otherwise in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable state securities or “blue sky” laws.

ARTICLE V
AFFIRMATIVE COVENANTS OF THE COMPANY

5.1   Reports. The Company will deliver to the Lender the following:

     5.1.1   promptly after transmission thereof, copies of all financial statements, proxy statements, reports and other communications which the Company sends to its stockholders, copies of all registration statements and all regular, special or periodic reports which it files with the SEC or with any securities exchange on which any of the securities of the Company are then listed or proposed to be listed, and copies of all press releases made generally available by the Company to the public concerning material developments in the business of the Company and its Subsidiaries, if any;

     5.1.2   promptly after the occurrence thereof (but in any event within two (2) days after such occurrence is known to the Company) notice of any condition or event which constitutes (i) an event which would lead the Company to believe that the Company is not in compliance in material respects with the covenants in this Agreement, (ii) an Event of Default, (iii) the institution or threatened institution of an action, suit or proceeding against the Company or any of its Subsidiaries by or before any court, regulatory authority, administrative agency or any other governmental agency or body, domestic or foreign, which, if adversely decided, could have a Material Adverse Effect or (iv) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

     5.1.3   within 30 days of the Closing Date, evidence satisfactory to the Lender that the Company and each of its Subsidiaries is in good standing in each jurisdiction in which the conduct of its business requires such qualification by reason of the ownership or leasing of property or otherwise;

     5.1.4   within 90 days of the Loan Completion Date, its audited financial statements for the year ended December 31, 2002, such statements to include an unqualified audit opinion from the auditors.

5.2   Accounts and Records. The Company shall keep true records and books of account in which entries will be made of all dealings or transactions in relation to the business and affairs of the Company and its Subsidiaries, if any, in accordance with US GAAP, to the extent applicable, applied on a consistent basis.

5.3   Inspection. The Company shall permit the Lender or any of its officers, employees, representatives or such other Person as the Lender may designate, during regular business hours of the Company, upon reasonable prior notice, to visit and inspect the offices and properties of the Company and to (i) review and make extracts or copies of the books, accounts and records of the Company, and (ii) discuss the affairs, finances and accounts of the Company, with the Company’s directors, independent accountants, consultants and attorneys.

5.4   Use of Proceeds. The Company shall use the proceeds received from the Convertible Loan and the Preferred Investment to support the expansion of the Company’s operations, through mergers, acquisitions and organize growth, and for general corporate purposes.

5.5   Ordinary Shares/AIM. The Company shall maintain a sufficient number of authorized but un-issued Ordinary Shares to permit the conversion of the Convertible Loan pursuant to Sections 2.7 and 2.8. The Company shall maintain its listing of Ordinary Shares on AIM (including any Ordinary Shares issued pursuant to the terms of this Agreement) and shall comply in all respects with the rules and regulations relating thereto.

5.6   American Depositary Receipts/AMEX. The Company shall maintain an ADR program on substantially the same terms set forth in the Depository Agreement and shall (and shall use best efforts to cause the Depository to) maintain the listing of its ADRs (including ADRs issued hereunder) on AMEX and shall (and shall use best efforts to cause the Depository to) comply in all respects with the rules and regulations thereto. The Company shall (and shall use best efforts to cause the Depository to) at all times maintain a sufficient number of authorized but un-issued ADRs to allow the immediate conversion of Ordinary Shares into ADRs in accordance with an ADR Election.

5.7   Observer. For so long as the Board of Directors shall not have a member nominated or appointed by the Lender or its Affiliates, the Lender shall be entitled to appoint one observer to receive notice of, attend and speak at (but not vote at) meetings of the Board of Directors and any committees thereof. Such observer shall receive all materials forwarded to the Board of Directors at the same time and in the same manner as the Board of Directors. The Lender acknowledges that the Issuer is a public company and that the use or transmission of any confidential information received by the observer appointed pursuant to this Section 5.7 may be subject to restrictions under applicable securities laws and the rules and regulations of AMEX and the London Stock Exchange plc as they relate to AIM.

5.8   Shareholders Meeting. The Company covenants to the Lender that it shall convene and hold an extraordinary general meeting of shareholders no earlier than 27 February 2003 and no later than 30 June 2003 in order to (a) adopt a new Memorandum and Articles of Association of the Company incorporating the terms of the Preference Shares and (b) authorize the allotment and issue of such Preference Shares to the Lender should the Lender choose to subscribe.

5.9   Further Assurances. From time to time the Company shall execute and deliver to Lender such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by Lender in order to implement or effectuate the terms and provisions of this Agreement, including but not limited to the conversion of the Convertible Debenture and the authorization, allotment and issuance of the Preferred Shares.

5.10   Milestones. The Company acknowledges that it has discussed a business development plan prepared in conjunction with the Lender. In furtherance of such business development plan, the Company covenants with the Lender that it shall use its best efforts to achieve the following goals by the end of 2003:

           (a)   the development, documentation and adoption by the Board of Directors of a strategic framework for sales and organizational development in conjunction with the Lender;

           (b)   the articulation to the Lender of the Company’s future investment and acquisition criteria;

           (c)   the adoption of a policy for the improvement of operating credit metrics including days sales outstanding; and

           (d)   the completion of a review of market opportunities in non-Japan Asia, specifically China.

5.11   Ratio Test. For so long as the Company shall not be subject to Sections 6.1 to 6.12 and Sections 5.7 and 5.10 pursuant to the operation of Section 6.14, the Company shall use its best efforts not to undertake or complete any action or transaction without the consent of the Lender which could be reasonably expected to cause the Company to have a EBITDA to Interest Cover ratio (the “Ratio”) of less than 3:1 as of the date of such action or transaction.

5.12   Termination. The covenants and agreements of the Company set forth in this Article V shall terminate and be of no further force or effect at such time as no principal or interest on the Convertible Debenture are outstanding (whether as a result of the payment of all outstanding principal and accrued interest on the Convertible Debenture or the conversion of the Convertible Loan).

ARTICLE VI
NEGATIVE COVENANTS

     Subject to Sections 6.14 and 6.15 hereof, the Company hereby covenants and agrees that it will not, will not agree to, and will not suffer or permit any Subsidiary of the Company (except with respect to Section 6.5) to do any of the following without the consent of the Lender:

6.1   Borrowed Money Indebtedness. Create, incur, suffer or permit to exist, or assume or guarantee, or become or remain liable with respect to any Borrowed Money Indebtedness, except the following:

     6.1.1   the Convertible Debenture and any New Convertible Debenture;

     6.1.2   the Borrowed Money Indebtedness existing on the date of this Agreement and disclosed in the Financial Statements, and all renewals, extensions and replacements of any of the foregoing, provided that the accrual of interest on such liabilities, so long as it is not converted to principal, shall not be deemed to increase such liabilities; and

     6.1.3   reasonable bank debt or other commercial financings entered into in the ordinary course of business on market terms.

6.2   Liens. Create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; provided, however, that the Company and Subsidiaries of the Company may create or suffer to exist Permitted Liens.

6.3   Contingent Liabilities. Directly or indirectly guarantee the performance or payment of, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person except for:

     6.3.1   the endorsement of checks or other negotiable instruments in the ordinary course of business;

     6.3.2   obligations disclosed to Lender in the Financial Statements (but not increases of such obligations after the date hereof, provided that the accrual of interest on such obligations, so long as it is not converted to principal, shall not be deemed to increase such obligations);

     6.3.3   those liabilities permitted under Section 6.1 hereof.

6.4   Mergers, Consolidations and Dispositions and Acquisitions of Assets. In any single transaction or series of related transactions, directly or indirectly:

           (a)   liquidate, wind up or dissolve;

           (b)   be a party to any merger or consolidation;

           (c)   sell, convey or lease all or substantially all of its assets;

           (d)   acquire all or a substantial portion of the assets or stock of any Person whether by merger or otherwise; or

           (e)   pledge, transfer or otherwise dispose of any equity interest in any of its Subsidiaries or issue or permit any of its Subsidiaries to issue any additional equity interests except to the Company or another of its Subsidiaries.

6.5   Redemption, Dividends and Distributions. At any time, (a) redeem, retire or otherwise acquire, directly or indirectly, any equity interest of the Company or (b) make any distributions of any property or cash or dividends in respect of any of the Capital Stock of the Company.

6.6   Nature of Business. Change the nature of its business or enter into any business which is substantially different from the business conducted by it as of the date hereof.

6.7   Affiliate Transactions. Enter into any transaction or agreement with any officer, director, employee or beneficial owner of Capital Stock in the Company or any of its Subsidiaries (or any Affiliate of any such Person) unless the transaction is upon no less favorable terms than those that are obtainable from wholly unrelated sources.

6.8   Loans and Investments. Make any loan, advance, extension of credit or capital contribution to, or make or have any Investment in, any Person, or make any commitment to make any such extension of credit or Investment.

6.9   Organizational Documents. Amend, modify, restate or supplement its Memorandum and Articles of Association or other organizational documents.

6.10   Sale/Leasebacks. Enter into any sale/leaseback transactions.

6.11   Issuance of Stock. Issue or allot or become obligated to issue or allot shares of Capital Stock or Derivative Securities, except for (i) Ordinary Shares and Preference Shares the allotment and issuance of which is contemplated by this Agreement and (ii) rights, warrants, convertible notes or options to purchase Capital Stock issued or granted prior to the date hereof and previously disclosed to the Lender.

6.12   Subsidiaries. Form, create or acquire any Subsidiary or permit any Person other than the Company or a wholly owned Subsidiary to hold an equity interest in any Subsidiary.

6.13   Capital Expenditures. The Company shall not make any capital expenditures (or series of related capital expenditures) either involving more than $100,000 or outside the ordinary course of business.

6.14   Abeyance. Subject to delivery of the Board Certificate described in the next two sentences and the requirements of Section 5.11, in the event that (a) the Board of Directors and the Shareholders of the Company shall have authorized the terms and conditions of the Preference Shares in compliance with the Act and offered to issue the Preference Shares to the Lender, (b) the Lender does not make a Subscription Election to acquire Preference Shares during the Subscription Period, and (c) the Company does not make an Accelerated Repayment Election to repay the Convertible Loan during the Accelerated Repayment Period, then, for so long thereafter as the Company maintains a Ratio of at least 3:1, the negative covenants and agreements of the Company set forth in Sections 6.1 to 6.13 and the affirmative covenants and agreements of the Company set forth in Sections 5.7 (Observer) and 5.10 (Milestones) shall be non-binding on the Company. On the last day of the Accelerated Repayment Period the Company shall deliver to the Lender a certificate of the Board of Directors of the Company (i) setting forth the Company’s calculation of the Ratio on an un-audited basis as of such date, and (ii) representing and warranting that such directors believe after reasonable investigation and review that the calculation of the Ratio set forth in the certificate is true and correct in all material respects (a “Board Certificate”). Thereafter, the Company shall, in conjunction with the preparation of each set of audited accounts of the Company after delivery of the initial Board Certificate (whether monthly, quarterly or annual and regardless of the reason for the Company’s preparation thereof (e.g., pursuant to the Act, securities laws or applicable stock exchange regulation)) deliver to the Lender on each date of release of such audited accounts a Board Certificate in the form described in the preceding sentence (except that the calculation of the Ratio shall be audited in all Board Certificates except for the initial Board Certificate), with such Board Certificate and the Ratio contained therein taking the place of the preceding Board Certificate and Ratio for purposes of this Section 6.14 thereafter. In the event the Company ceases to maintain a 3:1 Ratio as demonstrated by the most recent Board Certificate, then the provision of Sections 6.1 to 6.13 and Sections 5.7 and 5.10 shall again be binding on the Company.

6.15   Termination. The covenants and agreements of the Company set forth in this Article VI shall terminate and be of no further force or effect at such time as no principal or interest on the Convertible Debenture is outstanding or payable (whether a result of the payment of all outstanding principal and accrued interest on the Convertible Debenture or the conversion of the Convertible Debenture and payment of the interest thereon).

ARTICLE VII
DEFAULTS AND REMEDIES

7.1   Events of Default. An “Event of Default” occurs if:

     7.1.1   the Company defaults in the payment of interest on or the principal of the Convertible Debenture when the same becomes due and payable, upon acceleration or otherwise and such default is not remedied by the Company within 5 Business Days after notice from the Lender;

     7.1.2   the Company defaults in the performance of any covenants under Article VI of this Agreement;

     7.1.3   the Company fails to comply with any of the provisions of this Agreement (other than Article VI) and such failure is not remedied by the Company within 5 Business Days after notice from the Lender;

     7.1.4   the Company defaults in payment on Borrowed Money Indebtedness (giving effect to any applicable grace periods and any extensions thereof) of at least $100,000 aggregate principal amount;

     7.1.5   there has been an acceleration of the final stated maturity of any Borrowed Money Indebtedness of the Company if the aggregate principal amount of such Borrowed Money Indebtedness, together with the principal amount of any other such Borrowed Money Indebtedness in default for failure to pay principal at maturity or which has been accelerated, aggregates $100,000 or more at any time;

     7.1.6   any representation or warranty of the Company under this Agreement shall prove to have been incorrect in any material respect when made;

     7.1.7   there exists an outstanding unsatisfied final judgment which, either alone or together with other outstanding unsatisfied final judgments against the Company, exceeds an aggregate of $100,000 (to the extent not covered by insurance) and such judgment shall have continued undischarged or unstayed for 20 Business Days after entry thereof;

     7.1.8   if the Company is declared insolvent, or a receiver or custodian is appointed with respect to any Property;

     7.1.9   if any distress, execution, sequestration, or other processes is levied or enforced or issued against any Property and is not discharged within seven days of being levied;

     7.1.10   if the Company is unable to pay its debts within the meaning of any applicable statute or law or is certified as being unable to pay its debts as and when they fall due or is declared insolvent

     7.1.11   if the Company makes any voluntary arrangement with its creditors or becomes subject to an administration order;

     7.1.12   if the Company ceases or threatens to cease to carry on business; or

     7.1.13   a Material Adverse Effect occurs.

7.2   Acceleration. If an Event of Default occurs and is continuing, the Lender by notice to the Company, may declare the principal of and any accrued interest on the Convertible Debenture to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If an Event of Default specified in Sections 7.1.8 to 7.1.12 occurs, all unpaid principal and accrued interest on the Convertible Debenture then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Lender.

7.3   Other Remedies. Notwithstanding any other provision of this Agreement, if an Event of Default occurs and is continuing, the Lender may pursue any available remedy by proceeding at law or in equity to collect the principal of or interest then due on the Convertible Debenture. Without limiting the foregoing, the Company and the Lender acknowledge and agree that the remedies of the Lender at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agree that, in the event of a breach or threatened breach by the Company of any of the provisions of this Agreement, in addition to any remedies specified herein, at law or otherwise, the Lender, without posting any bond shall be entitled to seek equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available. A delay or omission by the Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies shall be cumulative.

7.4   Waiver of Past Defaults. Any Event of Default and its consequences may be waived in accordance with Section 10.2.

ARTICLE VIII
INDEMNIFICATION

8.1   Indemnification. Each Party shall indemnify each other Party (the “Indemnified Parties”) for all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, (including, without limitation, reasonable attorneys’ fees and expenses) (each a “Loss” and collectively, the “Losses”) suffered by the Indemnified Parties resulting from, arising out of, relating to, in the nature of, or caused by (a) a breach of any representation or warranty or covenant of a Party contained in this Agreement.

8.2   Shareholder Communications. The Company will indemnify and hold harmless the Lender, each of its directors and officers and each Person, if any, who controls the Lender against any Losses, joint or several, to which the Lender may become subject under applicable securities laws, insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any communication to Shareholders as of the date on which it is distributed to the Shareholders and as of the date of and meeting of Shareholders, (ii) any omission or alleged omission to state a material fact required to be stated in any communication to shareholders or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date on which any communication to Shareholders is distributed to the Shareholders and as of the date of the Shareholders Meeting, and the Company will reimburse the Lender for any legal or any other expenses reasonably incurred by the Lender in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in any communication to shareholders in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of the Lender specifically for use in the preparation thereof.

8.3   Indemnification Process. Each Indemnified Party shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8.3 except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicting interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

ARTICLE IX
RESTRICTIONS ON TRANSFER OF CONVERTIBLE DEBENTURE

9.1   Securities Laws Restrictions on Transfer. None of the Convertible Debenture, or the Ordinary Shares issuable as a result of an Optional Conversion Election or a Company Conversion shall be sold or transferred unless either (a) they first shall have been registered under the Securities Act or (b) the Company shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such a transfer is exempt from the registration requirements of the Securities Act.

9.2   Restrictive Legend. For so long as such securities are not registered or otherwise transferable under the Securities Act, the Convertible Debenture, any New Convertible Debenture, any Ordinary Shares and any ADRs issued upon conversion pursuant to Sections 2.7 and 2.8 shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

The foregoing legend may be removed after the second anniversary of the later of (a) the issue date of the security and (b) the last date upon which the Company or any Affiliate of the Company was the owner of such security (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision).

9.3   Transfer to Affiliates.

     9.3.1   This Agreement, the Convertible Debenture and the rights and obligations hereunder and thereunder may be transferred or assigned in whole or in part by the Lender to any of its Affiliates or any Person managed or advised by it; provided, that (a) the transferee provides written notice of such assignment to the Company stating its name and address, (b) the Company receives the written instrument provided in Section 9.3.2 below, and (c) that such transfers or assignments are in conformance with applicable securities laws. Any transferee to whom a transfer is made in accordance with the immediately preceding sentence shall be deemed to be the Lender for purposes of this Agreement and any convertible debenture held by such transferee shall be deemed to be a Convertible Debenture for purposes of this Agreement.

     9.3.2   Any transferee to whom rights hereunder are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Lender under this Agreement to the same extent as if such transferee were a party hereto. Upon transfer of a portion of the Convertible Debenture, the holders shall deliver the pre-existing Convertible Debenture to the Company for cancellation and the Company shall reissue Convertible Debentures to the holders reflecting the aggregate principal amounts of such Convertible Debentures.

     9.3.3   A transferee to whom such rights are transferred pursuant to this Section 9.3 may not again transfer such rights to any other Person, other than as provided in this Section 9.3.

9.4   Transfer to Competitors.

     9.4.1   Notwithstanding the transfer rights set forth in this Article IX, neither this Agreement nor any part of the Convertible Debenture may be transferred to any Competitor of the Company or any Person who holds more than 10% of the fully diluted equity of a Competitor without the prior written consent of the Company.

ARTICLE X
MISCELLANEOUS

10.1   Notices. All notices, requests, demands, claims, and other communications to any party hereunder or pursuant to the terms hereof shall be in writing. Any such notice, request, demand, claim, or other communication to any party hereunder shall be deemed duly delivered (a) five Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or (b) one Business Day after it is sent via a reputable international overnight courier service, in each case to the intended recipient as set forth below:

      If to the Lender, to:

      Hemisphere Capital LLC
      20 Farnham Circle
      Needham, MA 02492
      UNITED STATES OF AMERICA
      Facsimile: +44-20-7968-4801
      Attention: Daniel W. Sasaki

      with a copy (which shall not constitute notice) to:

      Kirkland & Ellis International
      Tower 42
      25 Old Broad Street
      London EC2N 1HQ
      ENGLAND
      Attention: Matthew H. Hurlock

      If to the Company, to:

      VI Group plc
      The Mill
      Brimscombe Port
      Stroud, Gloucestershire
      GL5 2QG
      ENGLAND
      Facsimile: +44-8707-429-771
      Attention: Peter Wharton

      with a copy (which shall not constitute notice) to:

      Kleban & Samor, P.C.
      2425 Post Road
      Southport, CT 06890
      UNITED STATES OF AMERICA
      Facsimile: +1-213-259-9617
      Attention: Alexander W. Samor

Any Party may give any such notice, request, demand, claim, or other communication using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

10.2   Amendment, Supplement and Waiver. No provision of this Agreement or the Convertible Debenture may be amended, supplemented or waived without the written consent of the Lender and the Company, and no existing Event of Default (other than a Event of Default in the payment of the principal of, premium, if any, or interest on the Convertible Debenture, other than a payment default resulting from an acceleration that has been rescinded) and no compliance with any provision of this Agreement or the Convertible Debenture may be waived without the written consent of the Lender.

10.3   Survival. All covenants, agreements, representations and warranties made by the Company in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of the Loan Documents and the making of the Convertible Loan, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time the Convertible Loan was made, and shall continue in full force and effect as long as the principal of or any accrued interest on the Convertible Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Convertible Loan or the termination of this Agreement or any provision hereof.

10.4   Duplicate Originals. The parties may execute this Agreement by separate counter-part, all of which when taken together shall constitute one and the same agreement.

10.5   Governing Law.

     10.5.1   The laws of the State of New York, without regard to the principles of conflicts of law contained therein, shall govern this Agreement and the Convertible Debenture.

     10.5.2   The Company hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Convertible Debenture, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and my be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Company, its Subsidiaries or any of their respective properties in the courts of any jurisdiction.

     10.5.3   The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.5.2. Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     10.5.4   Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

10.6   Waiver of Jury Trial. Each Party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each Party hereto (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.6.

10.7   No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. No such indenture, loan or debt agreement may not be used to interpret this Agreement.

10.8   Successors and Assigns. All agreements of the Company in this Agreement and the Securities shall bind its successors and assigns. All agreements of the Lender in this Agreement shall bind its successors and assigns.

10.9   Severability. In case any provision in this Agreement or the Convertible Debenture shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.10   Headings. The Headings of the Articles, Sections and subsections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

10.11   Confidentiality. The Lender agrees that it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor its investment in the Company any confidential, proprietary or secret information which Lender may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to the Lender pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public (other than as a result of a breach of this Section 10.11 by the Lender); provided, that the Lender may disclose such information if required by law, provided that the Lender provides prior written notice to the Company of such proposed disclosure and takes reasonable steps to avoid and/or minimize the extent of any such required disclosure. The Lender further acknowledges and agrees that certain of the confidential, proprietary or secret information which it may obtain hereunder may be material non-public information and that neither it nor any of its Affiliates shall engage in any acquisition, disposition or other similar transaction involving the Company’s securities on the basis of such material non-public information.

* * * * *

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above set forth.

VI GROUP PLC

By:

Name:
Title:

HEMISPHERE CAPITAL LLC

By:

Name:
Title:

Schedule 4.1.2

Capitalization

(a)   Share Capital

	Shares	Nominal Value

Authorized share capital of 0.5p ordinary shares:	80,000,000	£400,000
Issued share capital of 0.5p ordinary shares	37,261,166	£186,305

(b)   Derivative Securities

Share Options

	Number of options
	Outstanding	Option price	Period exercisable
Approved	142,857	21p	21/10/01-21/10/08
Approved	51,000	50p	2/4/01-2/4/08
Unapproved	283,000	50p	2/4/01-2/4/05

Total	476,857

Authority was given in the Annual General Meeting held on 18 June 2002 for the Board of Directors to adopt in addition to the existing share option schemes of the Company, such further employee incentive schemes as they deem fit provided the aggregate nominal amount of shares which may be placed under option shall not exceed 10% of the ordinary capital of the Company from time to time in issue.

Other obligations to issue shares or derivatives to issue convertible into shares

The Company has an obligation to Westminster Securities Corp. acting in their capacity as placement agent, to issue warrants equal to 10% of the amount raised and exercisable at the same price paid by the Lender in relation to the issue of Capital Stock or other security.

Schedule 4.1.5

Properties

			Lease
			Expiration
Company	Address	Owned/Leased	Date

Vero International Software (UK) Ltd	The Mill Brimscombe Port Stroud Gloucestershire GL5 2SG	Leased	2008

Vero International Software (UK) Ltd	Unit 2 Bowden Drive Padge Road Beeston Nottingham	Leased	2007

Vero International Software (UK) Ltd	29 Bis Chemin de Genas 69800 Saint Priest France	Leased

Vero International Software S.r.l	Via Prelle, 30 10090 Romano Canavese (To) Italy	Partially owned/ partially leased	2003

Vero Sistemi & Consulenze S.r.l	Viale San Marco 38 30020 Marcon (ve) Italy	Leased	2004

			Lease
			Expiration
Company	Address	Owned/Leased	Date

Vero Tecnologie Spa	Via Maestri del Lavoro 29 I-20025 LEGANO (MI) Italy Principal offices of Vero Tecnologie S.p.A	Leased	2013

Vero International Inc.	30150 Telegraph Road Suite 183 Bingham Farms MI 48025 USA	Leased	2005

Vero Tooling Solutions	3600 Billingscourt Unit 109 Burlington Ontario Canada	Leased	2005

Schedule 4.1.12

The Company has full exclusive, title and interest in the following software products:

VISI-CAD
VISI-CAM
VISI-Series
Machining Strategist

VISI-CAD, VISI-CAM, VISI-Series and Machining Strategist are copyrights of Vero International Software UK Ltd

The copyrights are not registered

Machining Strategist was acquired from NC Graphics (Cambridge) Ltd passing exclusive use of the name to the UK subsidiary of the Company. The copyright was passed as a joint copyright with the prior owners, allowing both entities distribution and development rights. The prior owner passed all rights to the Machining Strategist name to the Company and so no longer promotes or sells Machining Strategist as a product.

The following trade marks are registered:

VISI-CAD in USA, Canada, UK
VISI-CAM in USA, Canada, UK
VISI in UK

The following trade marks have been applied for:

VISI-CAD applied to World Intellectual Property Organisation
VISI-CAM applied to World Intellectual Property Organisation
VISI applied to World Intellectual Property Organisation, USA and Canada
VISI-Series applied to World Intellectual Property Organisation, USA and Canada

Schedule 4.1.13

MATERIAL TRANSACTIONS SINCE JUNE 30, 2002

     a) American Stock Exchange Listing

     b) Acquisition of Vero Tooling Solutions, Inc.

     c) Events reported in Forms 6K filed with the U.S. Securities and Exchange Commission dated September 13, 2002, October 10, 2002, October 22, 2002, October 29, 2002 and December 2, 2002.

Schedule 4.1.15

Ownership of Subsidiaries

VI Group plc has the following Subsidiaries:

Proportion of share
%

Vero International Software S.r.l	100
Vero International Software UK Limited	100
Vero International, Inc.	100
Vero Tooling Solution Inc.	100
*Vero Tecnologie S.p.A	100
*Vero Sistemi e Consulenze S.r.l	100
**Vero Japan	100

*Vero Tecnologie and Vero Sistemi e Consulenze S.r.l. are due to be merged into Vero International Software Srl during the first quarter of 2003.

**The Board of VI has approved the formation of a 100% subsidiary in Japan. Steps are in progress to form the company early on in 2003.

Schedule 4.1.16

Insurance

Policy Holder	Insurance Policy	Limit of indemnity	Underwriter	Note

Vero International Sw srl	MBertipaglia’s accident insurance Policy no.72041189	Death: € 258.228,00 Total permanent incapacity: € 361.519,00	Allianz Subalpina spa

Vero International Sw srl	MBertipaglia’s illness insurance Policy no. 607790	€ 144.608,00	Allianz Subalpina spa

Vero International Sw srl	Office Insurance (computers) Policy no. 72.67910539	€ 101.225,00	Allianz Subalpina spa

Vero International Sw srl	Office insurance (s/w info’s dissemination) Policy no. 30.61452835	€ 516.456,00	Allianz Subalpina spa

Vero International Sw srl	Office insurance (theft) Policy no.10.61454591	€ 67.139,00	Allianz Subalpina spa

Vero International Sw srl	Office insurance (fire) Policy no. 00.61454534	€ 67.139,00	Allianz Subalpina spa

Vero International Sw srl	Office insurance (fire for loan bank CRT) Policy no. 00.67912220	€ 361.519,00	Allianz Subalpina spa	This insurance expired the 16/12/2002

Policy Holder	Insurance Policy	Limit of indemnity	Underwriter	Note

Vero International Sw srl	Office insurance (fire for loan bank Bcc Vische) Policy no. 00.49218332	€ 578.431,00	Allianz Subalpina spa	This insurance will expires on 18/04/2003

Vero International Sw srl	Business Travel Insurance employees Policy no. 72042062	Death € 51.645,00 Total permanent incapacity € 51.645,00 Refund cost hospital €10.329,00	Allianz Subalpina spa

Vero International Sw srl	MCignetti’s accident insurance Policy no. 72042351	Death € 154.937,00 Total permanent incapacity € 361.519,00	Allianz Subapina spa

Vero International Sw srl	EGalardo’s accident insurance Policy no. 20.89341093	Death € 361.519,00 Total permanent incapacity € 361.519,00	Allianz Subapina spa	For year 2003 this insurance has not been renewed

Vero International Sw srl	EGalardo’illness insurance Policy no. 26.89341077	€ 51.645,00	Allianz Subalpina spa	For year 2003 this insurance has not been renewed

Vero International Sw srl	EGalardo’s illness insurance Policy no. 26.89341101	Total permanent incapacity € 154.937,00	Allianz Subalpina spa	For year 2003 this insurance has not been renewed

Vero International Sw sr	MVergerio’s business travel Insurance Policy no. 104524665	Unlimited.	Allianz Subalpina spa

CARS

Policy Holder	Insurance Policy	Limit of indemnity	Underwriter	Note

Vero International Sw srl	Fiat Multipla Policy no.13142611	€ 12.911,00 fire & theft + unlimited for personal liability	Allianz Subalpina spa

Vero International Sw srl	Peugeot 607 Policy no. 103489020	€27.633,00 fire & theft + unlimited for personal liability	Allianz Subalpina spa

Vero International Sw srl	Peugeot 307 Policy no. 104667163	€ 18.000,00 fire & theft + unlimited for personal liability	Allianz Subalpina spa

Vero International Sw srl	Fiat Ulisse Policy no. 103142550	€ 12.950,00 fire & theft + unlimited for personal liability	Allianz Subalpina spa

Vero International Sw srl	Fiat Marengo Policy no. 101001858	€ 15.593,00 fire & theft + € 1549370,00 for personal liability	Allianz Subalpina spa

Policy Holder	Insurance Policy	Limit of indemnity	Underwriter	Note

Vero International Sw srl	Renault Scenic Policy no. 103142886	€ 5.500,00 fire & theft + unlimited for personal liability	Allianz Subalpina spa

Policy Holder	Insurance Policy	Limit of indemnity	Underwriter

Vero Tecnologie SpA	Office Insurance Policy No. F15.59.00804828 Car Insurance (plate CB738LB) Policy No. 177235091 Car Insurance (plate CC298JE) Policy No. 177631349	General property € 53,143 Liabilities € 531,434	Toro Assicurazioni Genialloyd Genialloyd

Policy Holder	Insurance Policy	Limit of indemnity	Underwriter

VI Group plc	Directors and Officers Policy No. 33561571	£5,000,000	New Hampshire Insurance Company

Policy Holder	Insurance Policy	Limit of indemnity	Underwriter

	Don Babbs, Key Man Gerry O’Driscoll, Key Man	£1,000,000 £500,000	Swiss Life Swiss Life

Vero International Software UK Ltd	Professional Indemnity Insurance Policy No. F2903HAAMF Public and Product Liability Policy No. 23623525 Office Insurance Policy No. CSJ 2344 6174 Includes Employers Liability and Public Liability	£250,000 any one claim and in all
£10,000 excess each and every claim

£1,000,000

Stroud

Contents £52,353
Tenants improvements £10,791
Cambridge
Contents £20,000
Nottingham
Contents £30,000
		Tenants improvements £10,000	MMA Insurance Norwich Union Norwich Union

Policy Holder	Insurance Policy	Limit of indemnity	Underwriter

	Computer Insurance Policy no. JX925903057	Anywhere required in UK £67,000 Brimscombe Mill, Telecoms equip £12,000	Norwich Union

	Motor Fleet Insurance Policy No. 34FLW1372032	All vehicles, owned, hired, borrowed or leased	Norwich Union

	Business Travel Insurance Policy No. PARKK150629	Includes unlimited medical insurance outside UK	Royal and Sunalliance

Vero International Inc	Commercial General Liability Policy No. CPP0742324	Each occurrence $1,000,000 Fire damage $100,000 Med Exp $5,000 Personal & adv injury $1,000,000	Cincinnati Insurance Co.

	Workers compensation and employers liability	Each accident $100,000 Disease ea. Emp. $100,000 Disease policy limit $500,000	Cincinnati Casualty Company

Policy Holder	Insurance Policy	Limit of indemnity	Underwriter	Note

Vero Sistemi srl	Office insurance (theft) Policy no.998008481	€ 67.139,00	Generali Spa

Vero Sistemi srl	Office insurance (fire) Policy no. 998008480	€ 11.070,00 goods € 16.600,00 computers € 221.300,00 damages to thirds € 110.700,00 damages to builder’s owner	Generali Spa

CARS

Policy Holder	Insurance Policy	Limit of indemnity	Underwriter	Note

Vero Sistemi Srl	Skoda Octavia SW Policy no.324458	€ 18.650,00 fire & theft + € 1.549.370,00 personal liability	Reale Mutua

Vero Sistemi Srl	Ford Mondeo SW Policy no.324201	€ 28.000,00 fire & theft + € 1.549.370,00 personal liability	Reale Mutua

Policy Holder	Insurance Policy	Limit of indemnity	Underwriter	Note

Vero Sistemi Srl	Chrysler Vojager Policy no.324202	€ 18.950,00 fire& theft + € 1.549.370,00 personal liability	Reale Mutua

Vero Sistemi Srl	Fiat Bravo Policy no.323078	€ 1.549.370,00 personal liability	Reale Mutua

Vero Sistemi Srl	Ford Escori SW Policy no.321206	€ 1.549.370,00 personal liability	Reale Mutua

Exhibit A

FORM OF CONVERTIBLE DEBENTURE

THE SECURITY EVIDENCED OR CONSTITUTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS SECURITY UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 1

$1,000,000                                                                                                                                                            ____ __________ ____

FOR VALUE RECEIVED, the undersigned, VI Group plc (the “Company”), promises to pay to the order of Hemisphere Capital LLC or its assigns (the “Lender”), the principal sum of One Million Dollars ($1,000,000), and to pay interest from the date hereof on the unpaid principal amount hereof from time to time outstanding, at the rate per annum and on the dates specified in that certain Loan and Investment Agreement, dated as of ____ __________ ____, between the Company and the Lender (as amended, restated and/or otherwise modified from time to time, the “Loan Agreement”). Terms used herein and not otherwise defined have the meanings assigned to them in the Loan Agreement.

The unpaid principal balance of this Convertible Debenture, together with all accrued and unpaid interest thereon, shall become immediately due and payable in accordance with Section 2.2, 2.3 and 2.4 of the Loan Agreement; provided that, if a conversion of the outstanding principal amount of this Convertible Debenture shall occur in accordance with Sections 2.7 or 2.8 of the Loan Agreement, then the unpaid principal balance hereof to be converted to Ordinary Shares shall be cancelled upon receipt by the Lender of the Ordinary Shares issuable to the Lender pursuant to Section 2.7 or 2.8 of the Loan Agreement and satisfaction of any other conditions contained in the Loan Agreement. In the event the principal amount of this Convertible Debenture is decreased in accordance with Section 2.7 of the Loan Agreement, the Lender may exchange this Convertible Debenture for a new convertible debenture definitively stating the aggregate principal amount thereof pursuant to Section 2.7.3 of the Loan Agreement.

The Company promises to pay the prepayment premium amounts in the circumstances and on the terms set forth in Sections 2.5 and 2.6 of the Loan Agreement.

The Company promises to pay interest, to the extent permitted by law, on the principal balance of this Convertible Debenture at the rates per annum and on the terms specified in Sections 2.3 and 2.4 of the Loan Agreement.

The Company agrees to make mandatory prepayment of the principal amount outstanding and any accrued but unpaid interest to the Lender in accordance with Section 2.5 of the Loan Agreement.

The Company agrees to make payments due hereunder without deduction for tax, pursuant to the terms of Sections 2.9 and 2.11 of the Loan Agreement.

All payments of the principal of and premium and interest on this Convertible Debenture shall be made in the lawful currency of the United States of America, by transfer of immediately available funds into a bank account designated by the Lender in writing to the Company.

The Company agrees to pay, upon demand, all reasonable out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of legal counsel to the Lender) associated with the waiver, enforcement or modification of the Loan Agreement or this Convertible Debenture.

The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the Lender of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

This Convertible Debenture is the Convertible Debenture referred to in the Loan Agreement, which Loan Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, and for the amendment or waiver of certain provisions of the Loan Agreement and this Convertible Debenture, all upon the terms and conditions therein specified. In the event of any conflict between the provisions of this Note and the Loan Agreement, the provisions of the Loan Agreement shall govern.

THIS CONVERTIBLE DEBENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be signed on its behalf by its duly authorized directors and to be dated as of the day and year first above written.

VI Group plc

By:	Name: Title:

By:	Name: Title:

Exhibit B

The terms of the Convertible Debenture have been omitted herein from the original executed Letter of Intent and Term Sheet; reference is made with respect thereto to the terms of the Loan and Investment Agreement dated 10 January 2003.

HEMISPHERE CAPITAL LLC

Investment Term Sheet
Senior Convertible Debentures and
Senior Participating Convertible Redeemable Preference Shares

VI Group plc

Issuer:	VI Group plc, a public limited company incorporated under the laws of England (the “Company” or the “Issuer”)

Investor(s):	Hemisphere Capital, LLC, a Delaware limited liability company (the “Original Investor”).

The Original Investor shall have the right, at any time and in its sole discretion, to transfer its obligations hereunder and its investment in any securities of the Company to one or more individuals or entities affiliated with it or advised by it (the Original Investor, and any such transferee, an “Investor”) consistent with the “Rights of Assignment” set forth below.

Amount of Financing:	Up to $5 million representing up to an overall 37%[1] ownership position on a fully diluted basis after accounting for shares of the Issuer reserved for the employee option pool; provided that, the Investor shall only acquire a maximum voting interest equal to 29.9% of aggregate voting rights, or such other maximum amount as shall not trigger the cash tender offer requirement under Rule 9 of the City Code on Takeovers and Mergers, as amended from time to time, or any similar requirement.

1	Excludes PIK return.

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The Investor will make an initial investment of $1 million in Convertible Debentures. The Investor may then elect, in its sole discretion, to invest an additional $2-4 million in Preference Shares by no later than one hundred and twenty days after the earliest to occur of 30 June 2003 or the date of an extraordinary general meeting of the shareholders of the Company (the “EGM”) which authorizes the terms of the Preference Shares contained herein (such period, the “Subscription Period”).

Use of Proceeds:	To support the expansion of the Company’s operations, through mergers, acquisitions and organic growth, and for general corporate purposes.

TERMS OF SENIOR PARTICIPATING CONVERTIBLE REDEEMABLE PREFERENCE SHARES

Preference Shares:	Senior Participating Convertible Redeemable Preference Shares (the “Preference Shares”), convertible into ordinary shares of the Company (the “Common Stock”) (or ADRs in the event of a Preferred ADR Election). The Preference Shares will rank senior, with respect to payments of dividends and distributions upon liquidation, to the Common Stock.

Purchase Price:	$[ ] per share (the “Preferred Purchase Price”). The Preferred Purchase Price is intended to represent a fully-diluted pre-money valuation of $9.5 million (including the $1 million investment in the Convertible Debenture) and a fully diluted post-money valuation of up to $13.5 million. The per share amount will be confirmed during final due diligence.

Capitalization:	The capitalization of the Company pre-closing and post-closing for the purchase by the Investors of the Preference Shares is detailed in Exhibit B attached hereto.

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Dividends/Participation:	The Preference Shares will accrue cumulative annual PIK dividends at an annual rate of 12% of the applicable Accreted Value, payable quarterly. The holders of the Preference Shares shall also be entitled to receive the amount of Common Stock dividends that would be payable to them if such holders had converted their Preference Shares into shares of Common Stock. The accrued PIK dividends shall be added to the Accreted Value on a rolling basis. “Accreted Value” means the Preferred Purchase Price plus the amount of any PIK dividends added thereto in accordance with the preceding sentence.

Liquidation Preference:	In the event of any liquidation, dissolution or winding up of the Company, each Preference Share will be entitled to a liquidation preference equal to the greater of (i) the Accreted Value and (ii) the value per share of the underlying Common Stock at the time of liquidation. A merger, consolidation, acquisition, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a liquidation, dissolution or winding up of the Company, except for any such transaction which shall have received the prior approval of a majority of the votes of the Preference Shares, which approval shall specifically waive the applicability of the foregoing provision.

Investor Optional Conversion:	At the option of the Investor, all or any portion of the Accreted Value of the Preference Shares is convertible at any time into Common Stock, provided that if the Investor, its transferees or the Company shall so elect (a “Preferred ADR Election”), following conversion of the Preference Shares to Common Stock the Investor and its transferees will hold such Common Stock in the form of ADSs represented by ADRs, but only if the Company maintains an ADR program on terms substantially similar to the terms of its current depositary arrangement with the Bank of New York (the ADRs and the Common Stock together, the “Resulting Securities”). The Company shall undertake to facilitate the prompt issuance of ADRs to the Investor following receipt by the Company of notice from a Preferred ADR Election. No notice delivered by the Company of any proposed redemption, change of control or other event will limit in any way the holders’ rights to convert to Resulting Securities.

Subject to the Anti-dilution Protections, each $4.5429 of Accreted Value of Preference Shares shall convert to one ADR.[2]

2	The conversion price is described herein in terms of conversion to ADRs, based on the assumption that each ADR

-3

Company Optional Conversion	At any time after the fourth anniversary of the date of closing for the purchase by the Investors of the Preference Shares (the “Equity Closing Date”), the Company shall have the right to require that all the outstanding Preference Shares be converted into Resulting Securities if the volume-weighted average trading price of the ADSs, as reported on the American Stock Exchange or another major exchange on which the Company’s Common Stock or ADSs trade, for the 20 trading days immediately preceding the Company’s notice of the exercise of this right, equals or exceeds 300% of the Preferred Purchase Price.

In connection with a Qualified Listing of shares of the Company’s Common Stock, if either (A) the Company’s principal financial advisor in connection with such Qualified Listing shall reasonably request and a majority of the Preference Shares shall consent (such consent not to be unreasonably withheld) or (B) the rules of the relevant exchange shall so require, then the Company shall have the right to require that all the outstanding Preference Shares be converted into Resulting Securities.

A “Qualified Listing” shall mean a listing on any of: (i) in the United States, the New York Stock Exchange or the Nasdaq National Market, (ii) in the U.K., the Official List of the London Stock Exchange plc, or (iii) any market agreed between the Company and holders of a majority of the votes of the Preference Shares as an “international market.”

Anti-Dilution Protection:	The holders of the Preference Shares will be entitled to customary anti-dilution rights, including, but not limited to adjustments for stock splits (forward and reverse), stock dividends and other structural changes. For the avoidance of doubt, the securities issued upon exercise of the warrants to be issued to Westminster pursuant to its engagement letter with the Company shall not dilute the ownership percentage of the Investor resulting from the Preference Shares.

Mandatory Redemption:	The Company will be required to redeem all of the outstanding Preference Shares, at a redemption price equal to the Liquidation Preference, payable in cash on the eighth anniversary of the Equity Closing Date.

represents 20 ordinary shares of the Company. The conversion price assumes 37,421,023 outstanding ordinary shares, fully diluted, prior to the Hemisphere investment. It is Hemisphere’s understanding that the securities to be issued to Westminster in connection with its engagement by the Company will not dilute Hemisphere’s investment.

-4

Voting Rights:	Subject to the limitations set forth in “Amount of Financing” above, holders of Preference Shares will have the right to vote, on an as-converted basis, on all matters that require a vote of the holders of the Company’s Common Stock.

In addition, so long as any Preference Shares remain outstanding, the affirmative vote by holders of a majority of the outstanding Preference Shares will be required for:

•	changes in the rights, preferences, or privileges of the Preference Shares;

•	creation (by reclassification or otherwise) of any class or series of equity capital of the Company having rights, preferences or privileges senior or equal to the Preference Shares;

•	changes in the Company’s Memorandum and Articles of Association;

•	increases or decreases in the authorized number of shares of the Company’s Common Stock or Preference Shares;

•	redemption of or declaration or payment of any dividend on any shares of Common Stock or Preference Shares;

•	increases or decreases in the authorized size of the Company’s Board of Directors;

•	transactions by the Company with an affiliate, shareholder, employee, officer or director; or

•	any merger, corporate reorganization, sale, change of control, or any transaction in which all or substantially all of the assets of the Company are sold.

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Information Rights:	So long as a holder of Preference Shares owns at least 40% of its initial holdings, the Company will provide such holder with certain information, including but not limited to: (i) all information made available to its shareholders and directors, (ii) the right to call a meeting with senior management on a quarterly basis and (iii) copies, on a timely basis, of management “flash” reports (to be determined during further due diligence) that management uses to monitor the progress of the business, provided that the Investor acknowledges that the Issuer is a public company and that the use or transmission of any confidential information received by the Investor hereunder may be subject to restrictions under applicable securities laws and the rules of AMEX and the London Stock Exchange plc as they relate to AIM companies. For as long as the holders of Preference Shares own any equity security of the Company, the Company will provide the holders with all information provided to other non-affiliated shareholders.

Board Representation Rights:	The Investor will have the right to nominate one director (the “Investor Director”) to the Company’s Board of Directors until such time as the Investor and its affiliates cease to hold at least 40% of its initial holdings. The Investor Director will have the right but not the obligation to serve on each current and future committee created by the Board of Directors unless outside legal counsel to the Company, either in the U.S. or the U.K., shall advise the Company pursuant to a written opinion that such service would be illegal or ill-advised. The Investor Director will be entitled to the same benefits as all other outside directors and shall receive compensation in an amount equal to the greater of (i) the lowest compensation received by an outside Director of the Company and (ii) 25% of the highest compensation received by an outside Director of the Company. As long as the Investor Director remains in office, the Company will maintain coverage under “D&O” insurance policies having market terms and in commercially reasonable amounts.

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Registration Rights:	Upon conversion of the Preference Shares into Resulting Securities, the holders of the Preference Shares will have two demand registration rights for underwritten offerings and unlimited customary “piggy-back” rights in both primary and secondary underwritten offerings. In connection with any underwritten public offering, the Company will participate in a roadshow and enter into a customary underwriting agreement.

All registrations will be effected at the Company’s expense (except for underwriters’ discounts and commissions), including an outside counsel for the selling holders in connection with such registration.

The Company shall also undertake to maintain the ADS facility in the United States for so long as the Company shall keeps any securities listed on a U.S. securities exchange and shall facilitate the issuance of ADRs to any Investor who shall elect to hold its shares of Common Stock in this form.

If following receipt of a demand registration request the Board of Directors, acting in good faith, reasonably determines that granting such request at such time would materially adversely affect either the Company or the market price of the Common Stock, the Board of Directors may request that such request be delayed for up to 180 days from the original date on which such request was made, unless otherwise agreed between the Company and the Investors.

In addition, if, in connection with a piggyback registration request, the underwriters of the proposed offering of Common Stock, acting in good faith, shall state that they reasonably believe that the offering of the Investor’s shares together with newly issued shares of Common Stock would materially adversely affect the success of the offering, and the Company shall indicate that it reasonably believes that it is necessary for it to make such offering of Common Stock at such time, then if the Investor shall receive evidence satisfactory to it to support such claims, it shall withdraw such piggyback registration request; provided that, a Investor shall have a right to demand registration of its shares (whether through filing of a shelf registration or a follow-on offering) within 180 days of the date of its initial request.

Transfer Restrictions:	Until the fifth anniversary of the Equity Closing Date, each of the Executive Shareholders (as defined in Exhibit C) will not sell or transfer more than 0.25% of his or her outstanding Common Stock in each quarter, other than gifts to his family members.

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Right of Assignment:	The Investor may assign, in whole or in part, its rights and delegate its obligations under the agreements related to the Convertible Debentures and the Preference Shares to any of its affiliates, provided that such an assignee agrees to be bound by the provisions of the agreements and is not a competitor of the Company (as identified on Exhibit A attached hereto) and is not a material shareholder (over 10% of outstanding capital stock) of a competitor of the Company.

For purposes hereof, affiliates of an Investor shall include funds or companies affiliated with it or advised by it, and the partners, members, shareholders and employees of the aforementioned.

Governing Law:	All agreements (including the Convertible Debenture) shall be governed by New York law, without reference to the conflict of law provisions therein, provided that the parties acknowledge that English law shall apply to the issuance of the Common Stock and the Preference Shares and certain actions to be taken internally by the Company hereunder, and that the securities laws of the United States and the United Kingdom may govern certain actions relating to the Common Stock, ADRs and Preference Shares.

-8

Conditions:	The completion of the issuance of the Convertible Debenture to the Investor (the “Debt Closing”, on the “Debt Closing Date”) and the completion of the subscription for the Preference Shares by the Investor (the “Equity Closing”) will be subject to customary closing conditions, including but not limited to:

1.	Satisfactory (in the Investor’s sole discretion) business, technical, legal, accounting and tax due diligence;

2.	Execution of mutually satisfactory definitive documentation containing customary covenants, representations and warranties and other provisions;

3.	Final Investment Committee approval of the Original Investor;

4.	Receipt of all required corporate and shareholder authorizations to enter into, and to take all the actions contemplated by, the definitive agreements;

5.	Receipt of all governmental, regulatory or other necessary approvals;

6.	In the case of the Equity Closing only, amendment of Company’s corporate documents to permit issuance of Preference Shares;

7.	In the case of the Equity Closing only, election of the Investor Director to the Board of Directors;

8.	Delivery of customary legal opinions and closing certificates to the Original Investor; and

9.	The Board of Directors of the Company approving the transactions to occur at each of the Debt Closing and the Equity Closing.

Closings:	The parties agree to use their reasonable endeavors to execute definitive documentation for the Convertible Debentures by or before the close of business on 31 December 2002 and, in the case of the Preference Shares, on or before 30 June 2003.

Investment Purpose	The Investors acknowledges that it is an “accredited investor” as that terms is defined in Rule 501(a) promulgated under the US Securities Act of 1933, that it has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company, that it has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management, and that it is acquiring the Convertible Debenture, the Common Stock and the Preference Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same.

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EXHIBIT A TO TERM SHEET

Competitors

Cimatron
Delcam plc
Pathtrace plc
IBM/Dassault Systemes
EDS PLM Solutions
Missler Infomatique
Hitachi Zosen
Think3 Inc
Graphic Products
Parametric Technology Corp
Tebis
Open Mind
Mensch und Maschine
DP Technology
CNC Software
Gibbs
Camtek
Surfware
Teksoft
SolidCAM
Sescoi
Auton
Lightworks
NC Graphics
Jetcam
Radan
Autodesk
Cadkey
VX Corporation

EXHIBIT B TO TERM SHEET

			Convertible Debenture (1)		Convertible Preferred Equity (2)
	No. of shares
	Jan 10		No. of		No. of
VI Group Plc	2003	% of Cap	shares	% of Cap	shares	% of Cap

Hemisphere Capital LLC
$1,000,000 Convertible Debenture	—	—	4,402,474	10.57%	4,402,474	7.43%
$4,000,000 Convertible Preferred Equity	—	—	—	—	17,609,897	29.71%

	—	—	4,402,474	10.57%	22,012,371	37.14%

Directors and management
D.A Babbs	4,903,380	13.16%	4,903,380	11.77%	4,903,380	8.27%
M Cignetti	1,259,866	3.38%	1,259,866	3.02%	1,259,866	2.13%
N. Santia	1,009,864	2.71%	1,009,864	2.42%	1,009,864	1.70%
G O’Driscoll	558,000	1.50%	558,000	1.34%	558,000	0.94%

	7,731,110	20.75%	7,731,110	18.56%	7,731,110	13.04%

Managed by Friends Ivory Sime
Baronsmead VCT Plc	1,600,000	4.29%	1,600,000	3.84%	1,600,000	2.70%
Baronsmead VCT 2 Plc	2,325,582	6.24%	2,325,582	5.58%	2,325,582	3.92%
Baronsmead VCT 3 Plc	1,395,349	3.74%	1,395,349	3.35%	1,395,349	2.35%

	5,320,931	14.28%	5,320,931	12.77%	5,320,931	8.98%

Managed by Rathbones Investment Management
Pennine AIM VCT plc	948,840	2.55%	948,840	2.28%	948,840	1.60%
Pennine AIM VCT II plc	948,840	2.55%	948,840	2.28%	948,840	1.60%
Pennine Downing AIM VCT plc	697,680	1.87%	697,680	1.67%	697,680	1.18%
Pennine Downing AIM VCT 2 plc	1,162,780	3.12%	1,162,780	2.79%	1,162,780	1.96%

	3,758,140	10.09%	3,758,140	9.02%	3,758,140	6.34%

Capital for Companies VCT plc	1,000,000	2.68%	1,000,000	2.40%	1,000,000	1.69%
BWD AIM VCT plc	1,790,698	4.81%	1,790,698	4.30%	1,790,698	3.02%

BWD Rensburg Nominees	2,790,698	7.49%	2,790,698	6.70%	2,790,698	4.71%

Other VCTs
Artemis AIM VCT plc	2,325,582	6.24%	2,325,582	5.58%	2,325,582	3.92%
Noble Enterprise VCT	1,330,233	3.57%	1,330,233	3.19%	1,330,233	2.24%
Guinness Flight VCT plc	1,762,791	4.73%	1,762,791	4.23%	1,762,791	2.97%
Proven VCT plc	1,162,791	3.12%	1,162,791	2.79%	1,162,791	1.96%

Other shareholders
E Galardo	3,683,974	9.89%	3,683,974	8.84%	3,683,974	6.22%
S.Galardo	1,189,916	3.19%	1,189,916	2.86%	1,189,916	2.01%
NC Graphics and its management	1,250,000	3.35%	1,250,000	3.00%	1,250,000	2.11%
Holders of < 3%	4,955,000	13.30%	4,955,000	11.89%	4,955,000	8.36%

Total Shares Issued/to be issued	37,261,166	100.00%	41,663,640	100.00%	59,273,537	100.00%

Summary
Hemisphere Capital LLC	—	—	4,402,474	10.6%	22,012,371	37.1%
Directors and management	7,731,110	20.7%	7,731,110	18.6%	7,731,110	13.0%
VCT’s	18,451,166	49.5%	18,451,166	44.3%	18,451,166	31.1%
E Galardo and family	4,873,890	13.1%	4,873,890	11.7%	4,873,890	8.2%
NC Graphics and its management	1,250,000	3.4%	1,250,000	3.0%	1,250,000	2.1%
< 3% holders	4,955,000	13.3%	4,955,000	11.9%	4,955,000	8.4%

	37,261,166	100.0%	41,663,640	100.0%	59,273,537	100.0%

Notes

(1)	Assumes conversion takes place prior to any adjustment for anti dilution provisions and no limitation on conversion relating to limitations on aggregate voting.

(2)	Assumes conversion takes place prior to any adjustment for anti dilution provisions or PIK dividends, no limitation on conversion relating to limitations on aggregate voting and an aggregate principal investment of $4 million.

EXHIBIT C TO TERM SHEET

Executive Officers:

DONALD A. BABBS

PETER WHARTON

STEPHEN PALFRAMAN

GERALD O’DRISCOLL

Exhibit C

REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of 10 January 2003, between VI Group plc, a public limited company organized under the laws of England and Wales (the “Company”), and Hemisphere Capital LLC, a limited liability company organized in the state of Delaware (the “Investor,” and together with the Company, the “Parties”). Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 7 hereof.

     WHEREAS, the Parties are parties to a loan and investment agreement dated as of 10 January 2003 (the “Loan and Investment Agreement”) and the Investor proposes to enter into a further convertible redeemable preferred equity investment in the Company (the “Preferred Investment”). In order to induce the Investor to enter into the Loan and Investment Agreement and complete the Preferred Investment, the Company has agreed to provide the Investor with certain registration rights set forth in this Agreement with respect to the Registrable Securities. The delivery of this Agreement is a condition precedent to completion under the Loan and Investment Agreement.

     NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

     1.   Demand Registrations.

     (a)  Requests for Registration.

At any time after conversion of some or all of the aggregate principal amount of a Convertible Debenture into Registrable Securities, any holder of Registrable Securities may demand (but only with consent of the holders of a simple majority of the aggregate principal amount of the Convertible Debenture (measured prior to any conversion of amounts thereunder pursuant to the Loan and Investment Agreement and the Convertible Debenture)(the “Investor Majority”)) two separate registrations under the Securities Act of all or any portion of the Registrable Securities on Form S-1 or any similar long-form registration (a “Long-Form Registration”) and may request an unlimited number of registrations on Form S-2 or Form S-3 or any similar short-form registration of such Registrable Securities (“Short-Form Registrations”), if available.

Each such request for registration under this Section 1(a) is referred to herein as a “Demand Registration.” All requests for Demand Registrations shall be made by giving written notice to the Company (the “Demand Notice”). Each Demand Notice shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per security price range for such offering. Within ten days after receipt of any Demand Notice, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the provisions of Section 1(e) below, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt by such holders of the Company’s notice.

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     (b)  Expense. The Company shall pay all Registration Expenses of all holders of Registrable Securities in all Demand Registrations.

     (c)  Long-Form Registrations. A registration shall not count as one of the permitted Demand Registrations until it has become effective or if the holders of Registrable Securities initially requesting such registration are not able to register and sell at least ninety percent (90%) of the Registrable Securities requested to be included in such registration; provided that the Company shall in any event pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Demand Registrations. All Long-Form Registrations shall be underwritten registrations unless otherwise requested by the Investor Majority.

     (d)  Short-Form Registrations. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. While the Company is subject to the reporting requirements of the Exchange Act, the Company shall use its best efforts to make Short-Form Registrations on Form S-2 or Form S-3 (or any successor form) available for the sale of Registrable Securities.

     (e)  Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Investor Majority. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration, the Company shall include in such registration the number which can be so sold in the following order of priorities: (i) first, among the Registrable Securities, if any, requested to be included in such Demand Registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder (but in no event greater than the amount requested to be included by such holder) and (ii) second, other securities requested to be included in such registration.

     (f)  Restrictions on Long-Form Registrations. The Company shall not be obligated to effect any Demand Registration which is a Long-Form Registration within 180 days after the effective date of a previous Demand Registration which was a Long-Form Registration. If the board of directors of the Company determines in their reasonable good faith judgment that such Demand Registration would have a material adverse effect on the Company (or any of its Subsidiaries) or on the pricing of the Company’s existing listing securities, then the Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with

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such withdrawn registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

     (g)  Selection of Underwriters. The Investor Majority shall have the right to select the investment banker(s) and manager(s) to administer any underwritten offering pursuant to this Section 1.

     (h)  Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company. Except as provided in this Agreement (including Section 8(d)), the Company shall not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Investor Majority; provided that the Company may grant rights to other Persons to participate in Piggyback Registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations.

     2.   Piggyback Registrations.

     (a)  Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration), other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor form (a “Piggyback Registration”), the Company shall give prompt written notice (in any event within five business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration (including, to the extent known, a reasonable description of the terms thereof) and shall, subject to the provisions of Sections 2(c) and 2(d) below, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt by such holders of the Company’s notice.

     (b)  Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

     (c)  Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and (i) the managing underwriters acting in good faith advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company and that they believe that the offering of the Registrable Securities in conjunction with the securities offering on behalf of the Company would materially adversely effect the success of the offering and (ii) the Company notifies the Investor Majority that it has a reasonable belief that it is necessary for the Company to make a primary offering of securities at such time, then upon receipt by the Investor Majority of evidence of such necessity (to their sole satisfaction) the holders of the Registrable Securities making the request for such Piggyback Registration shall withdraw such request, provided that such holders of Registrable Securities may make an additional Demand Registration pursuant to the terms of Section 1 within 180 days of the date of the original request

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for Piggyback Registration. In the event that the standards set forth in the preceding sentence are not satisfied, then the Company shall include the Registrable Securities in such registration.

     (d)  Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of such securities initially requesting such registration, the Company shall include in such registration: (i) first, among the securities to be included therein by the holders requesting such registration and the Registrable Securities, if any, requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities owned by each such holder (but in no event greater than the amount requested to be included by such holder); and (iii) second, other securities requested to be included in such registration.

     (e)  Withdrawal. If as a result of any pro-ration pursuant to paragraph (d) of this Section 2, any holder of Registrable Securities shall not be permitted to include in a registration all of the Registrable Securities that such holder had requested to be included, such holder may elect to either withdraw its request for inclusion or reduce the number of Registrable Securities to be included in such registration, provided such election is made, in writing and irrevocably, reasonably in advance of the execution of any underwriting agreement or custody agreement relating to such registration.

     (f)  Selection of Underwriters. Subject to the approval of the Investor Majority, the Company shall select the investment banker(s) and manager(s) to administer any underwritten offering pursuant to this Section 2.

     (g)  Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

     3.   Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

     (a)  prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Investor Majority,

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registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

     (b)  notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

     (c)  furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

     (d)  use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

     (e)  notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     (f)  cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the Nasdaq and, if listed on the Nasdaq, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq “national market system security” within the meaning of Rule 11Aa2-1 of the SEC or, failing that, to secure Nasdaq authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers;

     (g)  provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

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     (h)  enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Investor Majority or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a share split, a combination of shares or other recapitalization);

     (i)  make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

     (j)  otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

     (k)  permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

     (l)  in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

     (m)  obtain a cold comfort letter from the Company’s independent public accountants and an opinion from the Company’s outside counsel, each in customary form and covering such matters of the type customarily covered by cold comfort letters and legal opinions, respectively, as the Investor Majority may reasonably request;

     (n)  use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of the Registrable Securities; and

     (o)  take such other actions — including causing such officers of the Company and its Subsidiaries as are requested by the managing underwriters to participate in “road shows” or similar marketing efforts conducted by such underwriters in connection with any underwritten offering pursuant hereto — as the Investor Majority reasonably request.

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     4.   Registration Expenses.

     (a)  Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the Nasdaq.

     (b)  Reimbursement of Counsel. In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for (i) the reasonable fees and disbursements of one counsel chosen by the Investor Majority and (ii) the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities solely for the purpose of rendering a legal opinion to underwriters on behalf of such holder in connection with any underwritten Demand Registration or Piggyback Registration.

     (c)  Payment of Certain Expenses by Holders of Registrable Securities. Underwriting discounts and commissions relating to the Registrable Securities included in any registration hereunder, and all fees and expenses of counsel for any holder of Registrable Securities (other than fees and expenses to be reimbursed by the Company as set forth in Section 4(b) above) shall be borne and paid by the holders of such Registrable Securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

     5.   Indemnification.

     (a)  Indemnification Obligations of the Company. The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities participating in an offering pursuant to this Agreement, its officers, directors, partners, employees, advisors and agents and each Person that controls such holder (within the meaning of the Securities Act) against all losses, claims, actions, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto relating to such offering or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to pay to each holder of Registrable Securities, its officers, directors, partners, employees, advisors and agents and each Person who controls such holder (within the meaning of the Securities Act), as incurred, any legal and any other expenses reasonably incurred in

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connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers, directors, partners, employees, advisors and agents and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

     (b)  Indemnification Obligations of Holders of Registrable Securities. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement, related prospectus or preliminary prospectus or any amendment or supplement thereto and, to the extent permitted by law, shall indemnify the Company, its directors, officers, partners, employees, advisors and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in such registration statement, prospectus, preliminary prospectus, amendment or supplement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

     (c)  Indemnification Procedures. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement or compromise made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     (d)  Other Indemnification Provisions; Contribution. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, partner,

8

employee, advisor, agent or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason such that such provisions provide the same obligations and benefits to the indemnified party as those which would have been applicable had the indemnification provisions in Sections 5(a) and 5(b) been available taking into account all of the limitations set forth in Sections 5(a) and 5(b).

     6.   Participation; Holdback.

     (a)  No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes such questionnaires, powers of attorney, indemnities, underwriting agreements and other documents as are customary and reasonably required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than customary representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 5(b) hereof, or to the underwriters with respect thereto.

     7.   Definitions.

     “ADR” means American Depositary Receipt.

     “Agreement” has the meaning given to such term in the preamble to this Agreement.

     “Business Day” means any day which is neither a Saturday nor a Sunday nor a legal holiday on which banks are authorized or required to be closed in London, England or New York, New York.

     “Company” means the Party named as such in the preamble above until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor to such Party.

     “Convertible Debentures” shall have the meaning given to such term in the Loan and Investment Agreement.

     “Demand Notice” shall have the meaning given to such term in Section 1(a) of this Agreement.

     “Demand Registration” shall have the meaning given to such term in Section 1(a) of this Agreement.

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     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

     “Investor” shall have the meaning given to such term in the preamble to this Agreement.

     “Investor Majority” shall have the meaning given in Section 1(a) of this Agreement.

     “Loan and Investment Agreement” means the loan and investment agreement between the Company and the Investor dated on or about 10 January 2003, as amended from time to time.

     “Long-Form Registration” shall have the meaning given to such term in Section 1(a) of this Agreement.

     “Ordinary Shares” means the Company’s ordinary shares, or any shares into which its ordinary shares are converted or exchanged.

     “Party” shall have the meaning given to such term in the preamble to this Agreement.

     “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     “Piggyback Registration” shall have the meaning given to such term in Section 2(a) of this Agreement.

     “Preferred Investment” shall have the meaning given to such term in the preamble to this Agreement.

     “Registration Expenses” shall have the meaning given such term in Section 4(a) of this Agreement.

     “Registrable Securities” means (i) any Ordinary Shares and/or ADRs held by any Party hereto (or issued upon conversion of any Convertible Debenture held by any Party hereto), (ii) any Ordinary Shares and/or ADRs issued or issuable with respect to the securities referred to in clause (i) by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided that with respect to any Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule promulgated by the SEC then in force). For purposes of this Agreement, a Person shall be deemed to be the holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon

10

conversion or exercise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition had actually been effected.

     “SEC” means the United States Securities and Exchange Commission.

     “Securities Act” means the United States Securities Act of 1933, as amended from time to time.

     “Short-Form Registration” shall have the meaning given to such term in Section 1(a) of this Agreement.

     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity. Reference to any “Subsidiary” of the Company shall be given effect only at such times as the Company has one or more Subsidiaries.

     8.   Miscellaneous.

     (a)  No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

     (b)  Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including effecting a share split or a combination of shares).

     (c)  Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other

11

security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

     (d)  Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Majority Investors. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     (e)  Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the foregoing, the Company shall not engage in a merger, business combination or other extraordinary transaction in which it is not the surviving parent company, and shall not transfer all or substantially all of its assets to another company or entity, unless the successor parent company or entity expressly assumes all of the Company’s obligations hereunder. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. The rights and obligations of the Investor under this Agreement and the agreements contemplated hereby may be assigned by the Investor at any time, in whole or in part, to any investment fund controlling, controlled by or under common control with the Investor, or any successor thereto or to any co-investment vehicle for the benefit of all or some of the employees of the Investor or any successor thereto.

     (f)  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     (g)  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement. Any Person may at any time after the date hereof, with the prior written approval of the Investor Majority and the Company, become a Party to this Agreement by executing a counterpart to this Agreement agreeing to be bound by the provisions hereof as if such Person were an original signatory hereto (which joinder shall not constitute a modification, amendment, or waiver hereof).

     (h)  Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable

12

hereof. The use of the words “include” or “including” in this Agreement shall be by way of example rather than by limitation. The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

     (i)  Governing Law. The Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflicts of laws provisions therein.

     (j)  Notices. All notices, requests, demands, claims, and other communications to any Party hereunder or pursuant to the terms hereof shall be in writing. Any such notice, request, demand, claim, or other communication to any Party hereunder shall be deemed duly delivered (a) five Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or (b) one Business Day after it is sent via a reputable international overnight courier service, in each case to the intended recipient as set forth below:

If to the Company:

VI Group plc The Mill Brimscombe Port Stroud, Gloucestershire GL5 2QG ENGLAND Attention: Don Babbs Facsimile: +44 870 7429 771

          with a copy (which shall not constitute notice) to:

Kleban & Samor, P.C. 2425 Post Road Southport, CT 06890 UNITED STATES OF AMERICA Attention: Alexander W. Samor Facsimile: +1 213 259 9617

          If to the Investor:

Hemisphere Capital 20 Farnham Circle Needham, MA 02492 Attention: Daniel W. Sasaki Facsimile: +44-20-7968-4801

13

          with a copy (which shall not constitute notice) to:

Kirkland & Ellis International Tower 42 25 Old Broad Street London, EC2N 1HQ ENGLAND Attention: Matthew Hurlock Facsimile: +44 (0)20 7816 8800

     (k)  Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in London, England or New York, New York, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

     (l)  Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

     (m)  Entire Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     (n)  Effectiveness. This Agreement shall become effective and binding upon each Party upon execution of this Agreement by each Party.

     (o)  Continuing Effectiveness. Notwithstanding the conversion of all the Convertible Debentures, this Agreement shall continue to be binding on the Parties and shall continue to be fully effective.

* * * * *

14

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

VI GROUP PLC

By:	Name: Title:

HEMISPHERE CAPITAL LLC

By:	Name: Title:

Signature Page, Registration Rights Agreement

Exhibit D

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